UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __ )
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

RENTECH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Rentech, Inc.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 11, 2011
You are cordially invited to attend the annual meeting of shareholders of Rentech, Inc.

Time and Date:	10:00 a.m. PDT on Wednesday, May 11, 2011. Check-in will begin at 9:00 a.m. PDT and you should allow ample time for the check-in procedures.

Place:	Sheraton Gateway Los Angeles Hotel, 6101 W. Century Boulevard, Los Angeles, California 90045

Items of Business:	(1) To elect four directors for terms of three years each;

(2) To approve the adoption of the Amended and Restated 2009 Incentive Award Plan;

(3) To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;

(4) To approve, on an advisory (non-binding) basis, the frequency with which shareholders will have an opportunity to provide an advisory approval of our executive compensation program;

(5) To ratify the selection of PricewaterhouseCoopers LLP as Rentech’s independent registered public accounting firm; and

(6) To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Adjournments and Postponements:	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote only if you were a Rentech shareholder as of the close of business on March 24, 2011.

Meeting Admission:	You are entitled to attend the annual meeting only if you were a Rentech shareholder as of the close of business on the Record Date or hold a valid proxy for the annual meeting, or are a guest of the Company. You should be prepared to present photo identification for admittance. If you are a registered shareholder, an admission ticket is attached to your proxy card. Please detach and bring the admission ticket with you to the meeting. Shareholders who do not present admission tickets at the meeting will be admitted only upon verification of ownership. If your shares are held in the name of your broker, bank, or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on the Record Date for voting. Persons acting as proxies must bring a valid proxy from a record holder who owns shares as of the close of business on the Record Date. If you do not provide photo identification and comply with the other procedures outlined above, you will not be admitted to the annual meeting.

Voting:	Your vote is very important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. Votes submitted through the Internet or by telephone must be received by 12:00 p.m. Eastern Time, on May 10, 2011. Internet and telephone voting are available 24 hours per day. If you vote via Internet or telephone, you do not need to return a proxy card. You are invited to attend the meeting; however, to ensure your representation at the meeting, you are urged to vote via the Internet or telephone, or mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder of record attending the meeting may vote in person even if he or she has voted via the Internet or telephone, or returned a proxy card.

By Order of the Board of Directors,

Los Angeles, California Date: March 31, 2011	Colin M. Morris Secretary

YOUR VOTE IS IMPORTANT
This proxy statement is furnished in connection with the solicitation of proxies by Rentech, Inc. on behalf of the Board of Directors, for the 2011 annual meeting of shareholders. The proxy statement and the related proxy form are first being distributed to shareholders on or about April 7, 2011. You can vote your shares using one of the following methods:
•	Vote through the Internet at the website shown on the proxy card.
•	Vote by telephone using the toll-free number shown on the proxy card.
•	Complete and return a written proxy card.
•	Attend Rentech’s 2011 annual meeting of shareholders and vote.
Votes submitted through the Internet or by telephone must be received by 12:00 p.m. Eastern Time, on May 10, 2011. Internet and telephone voting are available 24 hours per day. If you vote via Internet or telephone, you do not need to return a proxy card.
You are invited to attend the meeting; however, to ensure your representation at the meeting, you are urged to vote via the Internet or telephone, or mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder of record attending the meeting may vote in person even if he or she has voted via the Internet or telephone, or returned a proxy card.

RENTECH, INC.
10877 Wilshire Blvd., Suite 600
Los Angeles, California 90024
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 11, 2011
This proxy statement is furnished to shareholders in connection with the solicitation by the Board of Directors of Rentech, Inc. (“Rentech,” the “Company,” “we,” “us” or “our”) of proxies for use at the annual meeting of shareholders to be held at the Sheraton Gateway Los Angeles Hotel, 6101 W. Century Boulevard, Los Angeles, California, on Wednesday, May 11, 2011 at 10:00 a.m. (PDT), and at any adjournments or postponements of the meeting.
Rentech anticipates that this proxy statement and the accompanying form of proxy will be first sent or given to shareholders on or about April 7, 2011.
VOTING SECURITIES AND VOTING RIGHTS
Only shareholders of record at the close of business on March 24, 2011 are entitled to notice of and to vote at the annual meeting or any adjournments or postponements of the meeting. On March 24, 2011, 222,234,542 shares of common stock were outstanding held by 542 shareholders of record. Each share of common stock outstanding on that date entitles the holder to one vote on each matter submitted to a vote at the meeting. Cumulative voting is not allowed. Shares may only be voted by or on behalf of the shareholder of record. If a holder’s shares are held of record by another person, such as a stock brokerage firm or bank, that person must vote the shares as the shareholder of record.
Shareholders may vote in person or by proxy at the annual meeting. All properly executed proxies received prior to the commencement of voting at the meeting, and which have not been revoked, will be voted in accordance with the directions given. If no specific instructions are given for a matter to be voted upon, the proxy holders will vote the shares covered by proxies received by them (i) FOR the election of the four nominees to the Board of Directors; (ii) FOR the adoption of the Amended and Restated 2009 Incentive Award Plan; (iii) FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers; (iv) FOR the approval, on an advisory (non-binding) basis, of the frequency with which shareholders will have an opportunity to provide an advisory approval of our executive compensation program; and (v) FOR the ratification of the selection of PricewaterhouseCoopers LLP as Rentech’s independent registered public accounting firm.
A quorum for the transaction of business at the meeting requires the presence at the annual meeting, in person or by proxy, of the holders of not less than a majority of the issued and outstanding shares of common stock. If a quorum is present, the four nominees for election as directors who receive the greatest number of votes in favor of their election at the meeting will be elected. Cumulative voting is not allowed for the election of directors. The proposals to approve the adoption of the Amended and Restated 2009 Incentive Plan, to approve, on an advisory (non-binding) basis, the compensation of our named executive officers, to approve, on an advisory (non-binding) basis, the frequency with which shareholders will have an opportunity to provide an advisory approval of our executive compensation program and to ratify the selection of PricewaterhouseCoopers LLP as Rentech’s independent registered public accounting firm will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

If brokers have not received any instruction from their customers on how to vote the customer’s shares on a particular proposal, the brokers are allowed to vote on routine matters but not on non-routine proposals. The absence of votes by brokers on non-routine matters are “broker non-votes.” Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum, but will have no effect on the election of directors, the proposal to adopt the Amended and Restated 2009 Incentive Award Plan, the proposal to approve, on an advisory (non-binding) basis, the compensation of our named executive officers, the proposal to approve, on an advisory (non-binding) basis, the frequency with which shareholders will have an opportunity to provide an advisory approval of our executive compensation program or the proposal to ratify the appointment of PricewaterhouseCoopers LLP as Rentech’s independent registered public accountants.
Any shareholder giving a proxy pursuant to the present solicitation has the power to revoke it at any time before it is exercised. It may be revoked by giving a subsequent proxy or by mailing to our principal executive offices at 10877 Wilshire Boulevard, Suite 600, Los Angeles, California 90024, Attn: Secretary, an instrument of revocation. If you vote electronically via the Internet or telephone, a proxy may be revoked by the submission of a later electronic proxy. A proxy may also be revoked by attending the meeting and giving our Secretary a vote in person (subject to the restriction that a shareholder holding shares in street name must bring to the meeting a legal proxy from the broker, bank, or other nominee holding that shareholder’s shares which confirms that shareholder’s beneficial ownership of the shares and gives the shareholder the right to vote the shares).
Rentech will bear the cost of solicitation of proxies, including expenses in connection with preparing and mailing this proxy statement. We will furnish copies of solicitation materials to brokerage houses, fiduciaries, and custodians to forward to beneficial owners of our common stock that are held in their names. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation materials to such beneficial owners. We have retained MacKenzie Partners, Inc. to assist us with the solicitation of proxies and will pay an aggregate fee of $10,000 plus expenses. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, and personal solicitation by our directors, officers, and other employees. No additional compensation will be paid to our directors, officers, or other employees for these services.
The purposes of the meeting and the matters to be acted upon are set forth in the foregoing attached Notice of Annual Meeting. As of the date of this proxy statement, management knows of no other business that will be presented for consideration at the meeting. However, if any such other business shall properly come before the meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the best judgment of the persons acting under said proxies.

ELECTION OF DIRECTORS
(Proxy Item 1)
There are currently nine positions on Rentech’s Board of Directors. The Board of Directors currently is divided into three classes, one of which currently consists of four directors, one of which currently consists of two directors and one of which currently consists of three directors. The directors in each class are elected for three years and until the election and qualification of their successors.
Michael S. Burke, General (ret) Wesley K. Clark, Ronald M. Sega and Dennis L. Yakobson have been nominated for election as directors for a term of three years each and until their successors have qualified and are elected. The four nominees are presently members of the Board of Directors. All other members of the Board of Directors will continue in office until the expiration of their respective terms at the 2012 or 2013 annual meetings of shareholders.
If your vote is properly submitted, it will be voted for the election of the nominees, unless contrary instructions are specified. Each nominee has consented to serve if elected. Although the Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director, should that occur, the persons appointed as proxies in the accompanying proxy card will vote, unless the number of nominees or directors is reduced by the Board of Directors, for such other nominee or nominees as the Nominating Committee of the Board may propose and the Board approves.
Information Regarding Nominees for Election to the Board of Directors:
Michael S. Burke, Director, Age 48— Mr. Burke was appointed as a member of our Board of Directors in March 2007. Mr. Burke is currently the Executive Vice President, Chief Financial Officer of AECOM Technology Corporation (NYSE: ACM), a global provider of professional technical and management support services to government and commercial clients. Mr. Burke joined AECOM as Senior Vice President, Corporate Strategy in October 2005. From 1990 to 2005, Mr. Burke was with the accounting firm, KPMG LLP. He served in various senior leadership positions, most recently as a Western Area Managing Partner from 2002 to 2005 and was a member of KPMG’s Board of Directors from 2000 through 2005. While on the KPMG Board of Directors, Mr. Burke served as the Chairman of the Board Process and Governance Committee and a member of the Audit and Finance Committee. Mr. Burke also serves on various charitable and community boards. Mr. Burke received a B.S. degree in accounting from the University of Scranton and a J.D. degree from Southwestern University. Our Board of Directors has determined that Mr. Burke brings to our Board extensive accounting, financial and business experience, including experience with a public company, and therefore he should serve on our Board.
General (ret) Wesley K. Clark, Director, Age 66— General Clark was appointed as a member of our Board of Directors in December 2010. General Clark is a businessman, educator, writer and commentator. In 2003, General Clark founded the strategic consulting firm of Wesley K. Clark & Associates, where he currently serves as chairman and chief executive officer. From June 2000 through March 2003, General Clark was a managing director at Stephens, Inc., an investment banking firm based in Arkansas. Prior to that, from June 1966 through June 2000, General Clark served in the U.S. Army where he held numerous staff and command positions and rose to the rank of 4-star general. He served as NATO Supreme Allied Commander and Commander in Chief of the U.S.-European Command from July 1997 through May 2000. General Clark serves on the board of directors of AMG Advanced Metallurgical Group N.V., a global producer of specialty metals and metallurgical vacuum furnace systems; BNK Petroleum Inc., an energy company focused on the acquisition, exploration and production of large oil and gas reserves; Bankers Petroleum Ltd., a Canadian based oil and gas exploration and production company; Juhl Wind Inc., a wind energy provider; Prysmian S.r.L., a provider of high-technology cables and systems for energy and telecommunication; Amaya Gaming, a Canadian company in the electronic gaming industry; and Rodman & Renshaw, an investment banking firm. General Clark previously served on the board of directors of Argyle Security, Inc., a provider of security solutions; NutraCea, a processor of rice-bran based products; and EWT, N.V., a producer of wind farms. General Clark graduated first in his class from the United States Military Academy at West Point in 1966. He received degrees in Philosophy, Politics and Economics from Oxford University (B.A. and M.A.) where he was a Rhodes Scholar from 1966 to 1968. Our Board of Directors has determined that General Clark brings to our Board extensive leadership experience, including having held high-ranking positions in the U.S. Army, and directorial and governance experience and familiarity with our industry as a result of having served on boards of directors of numerous companies in the renewable and alterative energy industry, and therefore he should serve on our Board.

Ronald M. Sega, Director, Age 58— Dr. Sega was appointed as a member of our Board of Directors in December 2007. Currently Dr. Sega serves as Vice President and Enterprise Executive for Energy and the Environment at both Colorado State University (CSU) and The Ohio State University (OSU). He is the Woodward Professor of Systems Engineering, Director of Graduate Studies in Systems Engineering and serves as chair of the Sustainability, Energy, and Environment Advisory Committee at CSU. Dr. Sega also serves on the President’s and the Provost’s Council on Sustainability at OSU. Since 2008, Dr. Sega has served as a member of the Board of Directors of Woodward, Inc. (NASDAQ: WWD), a company that designs, manufactures and services energy control systems and components for aircraft and industrial engines and turbines. From August 2005 to August 2007, Dr. Sega served as Under Secretary for the U.S. Air Force. In that capacity, he oversaw the recruiting, training and equipping of approximately 700,000 people and a budget of approximately $110 billion. Designated as the Department of Defense Executive Agent for Space, Dr. Sega developed, coordinated and integrated plans and programs for space systems of all Department of Defense space major defense acquisition programs. From August 2001 until July 2005, Dr. Sega was Director of Defense Research and Engineering, Office of the Secretary of Defense. Dr. Sega worked for NASA from 1990 until 1996 and made two shuttle flights during his career as an astronaut. Dr. Sega received a B.S. in mathematics and physics from the United States Air Force Academy in 1974, a master of science degree in physics from The Ohio State University in 1975, and a doctorate in electrical engineering from the University of Colorado at Boulder in 1982. Our Board of Directors has determined that Mr. Sega brings to our Board a strong background in science and research, aerospace, energy and operations with significant experience in leadership positions, including those involving responsibility for large budgets, and therefore he should serve on our Board.
Dennis L. Yakobson, Director and Chairman of the Board, Age 74—Mr. Yakobson has served as a director of Rentech and Chairman of the Board since 1983 and is one of the founders. In December 2005, he resigned from his position as Chief Executive Officer and currently serves as the Chairman. He was employed as Vice President of Administration and Finance of Nova Petroleum Corporation, Denver, Colorado, from 1981 to 1983. From 1979 to 1983, he served as a Director and Secretary of Nova Petroleum Corporation. He resigned from those positions in November 1983 to become a Director and assume the presidency of Rentech. From 1976 to 1981, he served as a Director, Secretary and Treasurer of Power Resources Corporation in Denver, a mineral exploration company, and was employed by it as the Vice President-Land. From 1975 to 1976, he was employed by Wyoming Mineral Corporation in Denver as a contract administrator. From 1971 through 1975, he was employed by Martin Marietta Corporation, Denver, as marketing engineer in space systems. From 1969 to 1971, he was employed by Martin Marietta in a similar position. From 1960 to 1969, he was employed by Grumman Aerospace Corporation, his final position with it being contract administrator with responsibility for negotiation of prime contracts with governmental agencies. He is a Director of GTL Energy Pty Ltd., a private company based in Adelaide, Australia. He received a Bachelor of Science degree in Civil Engineering from Cornell University in 1959 and a Masters in Business Administration degree from Adelphi University in 1963. Our Board of Directors has determined that Mr. Yakobson brings to our Board knowledge of our business and, as the founder, his historical understanding of our operations combined with his experience in leadership positions, including directorial and governance experience on boards of directors, at multiple engineering and energy companies, and therefore he should serve on our Board.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES
Information Regarding Continuing Directors with Terms Expiring in 2012:
D. Hunt Ramsbottom, Chief Executive Officer, President and Director, Age 53—Mr. Ramsbottom was appointed President and director of Rentech in September 2005 and Chief Executive Officer in December 2005. Mr. Ramsbottom had been serving as a consultant to Rentech since August 2005 under the terms of a Management Consulting Agreement Rentech entered into with Management Resource Center, Inc. Mr. Ramsbottom has over 25 years of experience building and managing growth companies. Prior to accepting his position at Rentech, Mr. Ramsbottom held various key management positions including: Principal and Managing Director of Circle Funding Group, LLC, from 2004 to 2005; Chief Executive Officer and Chairman of M2 Automotive, Inc., from 1997 to 2004; and Chief Executive Officer of Thompson PBE (NASDAQ: THOM), from 1989 to 1997, which was acquired by FinishMaster, Inc. in 1997. On April 17, 2005, M2 Automotive, Inc. completed an assignment for the benefit of its creditors pursuant to a state law insolvency proceeding. Mr. Ramsbottom holds a Bachelor of Science degree from Plymouth State College. Our Board of Directors has determined that Mr. Ramsbottom brings to our Board knowledge of our business and his historical understanding of our operations gained through his service as Rentech’s President and Chief Executive Officer and experience with growth companies as Chief Executive Officer and Principal and Managing Director, and therefore he should serve on our Board.

Halbert S. Washburn, Director, Age 51—Mr. Washburn was appointed as a director of Rentech in December 2005. Mr. Washburn has over 25 years of experience in the energy industry. Since April 2010, Mr. Washburn has been the Chief Executive Officer of BreitBurn GP, LLC, the general partner of BreitBurn Energy Partners LP (NASDAQ: BBEP). From March 2006 through April 2010 he was the Co-Chief Executive Officer and served on the Board of Directors of BreitBurn GP, LLC. He has served as the Co-founder, Co-President and Director of BreitBurn Energy Corporation since 1988. He also serves as Director and Co-Chief Executive Officer for BreitBurn Energy Holdings, LLC and serves as Co-Chief Executive Officer of BEH (GP), LLC. Mr. Washburn previously served as Chairman on the Executive Committee of the Board of Directors of the California Independent Petroleum Association. He also served as Chairman of the Stanford University Petroleum Investments Committee and as Secretary and Chairman of the Wildcat Committee. Mr. Washburn holds a Bachelor of Science degree in Petroleum Engineering from Stanford University. Our Board of Directors has determined that Mr. Washburn brings to our Board knowledge of our business, extensive experience in our industry, including his service as an executive officer and director of several BreitBurn entities, and familiarity with start-up and public energy companies, and therefore he should serve on our Board.
Information Regarding Continuing Directors with Terms Expiring in 2013:
Michael F. Ray, Director, Age 58—Mr. Ray was appointed as a member of our Board of Directors in May 2005. Mr. Ray founded and has served as President of ThioSolv, LLC since 2001. ThioSolv, LLC is in the business of developing and licensing technology to the refining and chemical sector. Mr. Ray was appointed to the Board of Directors for Cyanco Corporation in October 2008. Cyanco Corporation, a producer of sodium cyanide in the Western United States, is a subsidiary of Oaktree Capital Management which holds a controlling interest. From 1995 to 2001, Mr. Ray served as Vice President of Business Development for the Catalyst and Chemicals Division of The Coastal Corporation. Mr. Ray worked for Coastal Chem, Inc. as President from 1990 to 1995 and Vice President of Corporate Development and Administration from 1986 to 1990. From 1985 to 1986, Mr. Ray served as Vice President of Carbon Dioxide Marketing. Mr. Ray worked for Liquid Carbonic Corporation as Regional Operations Manager from 1981 to 1985 and Plant Manager from 1980 to 1981. Mr. Ray received his Bachelor of Science in Industrial Technology from Western Washington University and his Masters of Business Administration from Houston Baptist University. Mr. Ray previously served as a member of the Board of Directors of Coastal Chem, Inc., Cheyenne LEADS and Wyoming Heritage Society. Mr. Ray also served on the Nitrogen Fertilizer Industry Ad Hoc Committee, University of Wyoming EPSCOR Steering Committees and Wyoming Governor’s committee for evaluating state employee compensation. Our Board of Directors has determined that Mr. Ray brings to our Board experience with start-up and technology companies, familiarity with the business of developing and licensing technology and with the nitrogen fertilizer industry and directorial and governance experience as a director of Coastal Chem, Inc., and therefore he should serve on our Board.
Edward M. Stern, Director, Age 52—Mr. Stern was appointed as a member of our Board of Directors in December 2006 and has more than 25 years of experience leading the successful development, financing and operation of major energy and infrastructure projects. Mr. Stern is the President and Chief Executive Officer of PowerBridge, LLC and under his guidance, Neptune Regional Transmission System, LLC, a PowerBridge company has developed, constructed and since 2007 has operated the Neptune Project, a 660 MW, 65 mile long, high voltage direct current undersea and underground electric transmission system that interconnects the PJM market at Sayreville, New Jersey with Long Island, New York. Mr. Stern is also leading the development of several other large transmission and renewable energy projects domestically and abroad. From 1991 through 2003, Mr. Stern was employed by Enel North America, Inc. (a subsidiary of Enel SpA, an Italian electric utility company) and its predecessor, CHI Energy, Inc., an energy company which owned or operated nearly one hundred power plants in seven countries, specializing in renewable energy technologies including hydroelectric projects and wind farms. While at Enel North America, Inc. and CHI Energy, Inc., Mr. Stern served as General Counsel and, commencing in 1999, as President, Director and Chief Executive Officer. Mr. Stern currently serves on the Board of Directors of Deepwater Wind Holdings, LLC, an offshore wind energy developer and Capital Access Network, Inc., a small business lender. Mr. Stern also serves on the Advisory Board of Starwood Energy Group Global, LLC, a private equity firm specializing in energy and infrastructure investments. Mr. Stern received B.A., J.D. and M.B.A. degrees from Boston University and is a member of the Massachusetts Bar and the Federal Energy Bar. Our Board of Directors has determined that Mr. Stern brings to our Board significant management and legal experience at energy companies, including substantial project development experience, and his directorial and governance experience as a director at numerous companies in the industry in which we operate, and therefore he should serve on our Board.

John A. Williams, Director, Age 68—Mr. Williams was appointed as a member of our Board of Directors in November 2009. Mr. Williams has over 40 years of business experience, principally in the real estate and banking industries. Since January 2004, Mr. Williams has served as the Chief Executive Officer, President and Managing Member of Corporate Holdings, LLC, a diversified holdings company, and since November 2004, he has served as Chief Executive Officer and Managing Member of Williams Realty Advisors, LLC, a real estate fund advisor to over $3 billion in assets. Mr. Williams is currently chairman of the board and chief executive officer of Preferred Apartment Communities, Inc., a new real estate investment trust. Mr. Williams founded Post Properties, Inc., a developer, owner and manager of upscale multifamily apartment communities in selected markets in the United States, in 1970. Mr. Williams served as Chief Executive Officer of Post Properties from 1970 until 2002, and he served on its board from inception until 2004. Mr. Williams served as Chairman for Post Properties from inception until February 2003 and Chairman Emeritus from February 2003 until August 2004. Mr. Williams currently serves on the Board of Directors of the Atlanta Falcons of which he is also a minority owner. Mr. Williams previously served on a variety of boards of directors, including those of NationsBank Corporation, Barnett Banks, Inc. and Crawford & Company. Mr. Williams earned a B.S. degree in industrial management from the Georgia Institute of Technology. Our Board of Directors has determined that Mr. Williams brings to our Board over 40 years of business experience and directorial and governance experience on boards of directors, and therefore he should serve on our Board.
Executive Officers
Information concerning the business experience of Mr. Ramsbottom, who serves as President and Chief Executive Officer, is provided above.
Dan J. Cohrs, Executive Vice President, Chief Financial Officer and Treasurer, Age 58—Mr. Cohrs was appointed our Executive Vice President and Chief Financial Officer in October 2008. Mr. Cohrs was also Treasurer of Rentech from October 2008 until November 2009 and was re-appointed Treasurer in October 2010. Mr. Cohrs has more than 20 years of experience in corporate finance, strategy and planning, and mergers and acquisitions. Mr. Cohrs worked as Chief Development and Financial Officer of, and served as a Partner and Board Member of Agency 3.0, LLC, a private digital advertising and consulting agency in Los Angeles from April 2008 until September 2009. He worked as Chief Development & Financial Officer of Skycrest Ventures, LLC, a private investment and consulting firm in Los Angeles from August 2007 to October 2008. From June 2006 until May 2007, Mr. Cohrs served as a consultant for finance and corporate development, as well as Interim Chief Financial Officer for a period of time, for Amp’d Mobile, a private mobile media entertainment company in Los Angeles. On June 1, 2007, Amp’d Mobile, Inc. filed a petition for bankruptcy under chapter 11 of title 11 of the United States Code, 11 U.S.C. § 101 (the “Bankruptcy Code”), et seq. with the United States Bankruptcy Court for the District of Delaware. Mr. Cohrs worked as an independent consultant and advised companies regarding financings, investor presentations and business plans from 2003 through 2007. In addition, Mr. Cohrs served as a Visiting Senior Lecturer at Cornell University’s Johnson School of Management in the area of corporate governance from November 2005 until March 2006. Mr. Cohrs served as Executive Vice President and Chief Financial Officer of Global Crossing Ltd. from May 1998 through June 2003. On January 28, 2002, Global Crossing Ltd., and certain of its direct and indirect subsidiaries, filed a petition for bankruptcy under chapter 11 of title 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York. On April 11, 2005, the Securities and Exchange Commission (the “SEC”), Global Crossing, Mr. Cohrs (at the relevant time, the Chief Financial Officer of Global Crossing) and other members of Global Crossing’s senior management reached a settlement related to an SEC investigation regarding alleged violations of the reporting provisions of Section 13(a) of the Exchange Act (and the regulations thereunder). The parties to the agreement (other than the SEC) agreed not to cause any violations of such reporting provisions in the future. In the SEC order none of the allegations related to fraud, no party admitted liability, and no other violations of securities laws were alleged. Mr. Cohrs earned M.S. and Ph.D. degrees in finance, economics and public policy from Cornell University’s Johnson Graduate School of Management and a B.S. degree in Engineering from Michigan State University.

Tom Samson, Executive Vice President and Chief Development Officer, Age 42—Mr. Samson was appointed Executive Vice President and Chief Development Officer of Rentech in October 2010. Mr. Samson is responsible for project development and construction, technology licensing and commercial affairs. Mr. Samson has more than 20 years of experience in development and management of power and utility projects. The majority of his career was spent with Marubeni Corporation in a number of international roles; in addition, Mr. Samson has worked for PA Consulting Group, a management and IT consulting and technology firm, Mirant Europe, a power production and trading company, and GEC Alstom, an infrastructure and power generation company. Mr. Samson served from April 2009 until September 2010 as President and Chief Executive Officer of Marubeni TAQA Caribbean, a partnership of Marubeni Corporation, and Abu Dhabi National Energy Company (TAQA) with a portfolio of utility and independent power producer businesses in the Caribbean with over 2,000 megawatts of production capacity. From March 2005 until April 2009, Mr. Samson was Executive Managing Director of Taweelah Asia Power Company, a 2,000 megawatt and 160 million imperial gallons per day power and water facility in Abu Dhabi. From 2003 to 2005, Mr. Samson worked for Marubeni Power International Inc. as a Vice President responsible for business development in the United States. Prior to 2003, Mr. Samson worked for over ten years in the power industry with responsibility for the development and management of large scale energy projects within the independent private power (IPP) industry. Mr. Samson is a Chartered Mechanical Engineer and a graduate from Napier University.
Douglas M. Miller, Executive Vice President, Project Development, Age 51—Mr. Miller was appointed to the position of Executive Vice President for Renewable Energy Businesses in January 2009 (in October 2009 the title was changed to Executive Vice President — Project Development). Mr. Miller is responsible for the development of Rentech’s biomass initiatives. Mr. Miller served as Executive Vice President and Chief Operating Officer of Rentech from January 2006 through December 2008. Between July 2008 and October 2008, Mr. Miller served as the Company’s Chief Financial Officer on an interim basis. Prior to his employment at Rentech, Mr. Miller was employed by Unocal Corporation from 1991 through its acquisition by Chevron Corporation in October 2005, and for more than five years prior to the acquisition, served as Vice President, Corporate Development. Mr. Miller received his Bachelors of Earth Sciences from the University of California, Berkeley and his Masters of Business Administration from the University of California, Los Angeles.
Harold A. Wright, Senior Vice President and Chief Technology Officer, Age 46—Mr. Wright was appointed Senior Vice President and Chief Technology Officer of Rentech in March 2007. Mr. Wright served as Vice President of Technology for Eltron Research & Development, a technology research and commercialization company headquartered in Boulder, Colorado, from June 2005 until February 2007. This followed a 14-year tenure with ConocoPhillips during which Mr. Wright worked in various capacities including Director of Gas-To-Liquids (GTL) research and development from February 2004 to June 2005 and director of Synthesis Gas Development from July 2000 to February 2004. In these positions, Mr. Wright was responsible for synthesis gas technology development, GTL commercial reactor design, directing GTL catalyst development and product upgrading technology development. Mr. Wright oversaw all aspects of the company’s scale-up of GTL technology, which resulted in a 400 barrel per day demonstration plant in Ponca City, Oklahoma. With 30 U.S. patents issued to his credit, Mr. Wright is also a registered patent agent and is authorized to practice patent law before the U.S. Patent and Trademark Office. Mr. Wright received a B.S. in chemical engineering, cum laude, from the University of Missouri-Columbia and a Ph.D. in chemical engineering from Purdue University.
Colin M. Morris, Vice President and General Counsel, Age 38—Mr. Morris has served as the Vice President and General Counsel of Rentech since June 2006. Mr. Morris practiced Corporate and Securities Law at the Los Angeles office of Latham & Watkins LLP from June 2004 to May 2006. From September 2000 to May 2004, Mr. Morris practiced Corporate and Securities Law in the Silicon Valley office of Wilson, Sonsini, Goodrich and Rosati. Prior to that Mr. Morris practiced Corporate and Securities Law in the Silicon Valley office of Pillsbury Winthrop Shaw Pittman LLP. Mr. Morris received an A.B. degree in Government from Georgetown University and a J.D. from the University of California, Berkeley, Boalt Hall School of Law.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding beneficial ownership of Rentech’s common stock as of March 15, 2011 by (i) all owners of record or those who are known to Rentech to beneficially own more than 5% of the issued and outstanding shares of Rentech’s common stock, (ii) each director and named executive officer identified in the tables under “—Executive Compensation,” and (iii) by all named executive officers and directors as a group:

	Amount and
	Nature of
Directors and Executive Officers (1)(2)	Beneficial	Percent
Listed in alphabetical order	Ownership (3)	of Class
Michael S. Burke	242,600	*
General Wesley K. Clark	20,000	*
Dan J. Cohrs	304,150	*
Douglas M. Miller	615,358	*
Colin M. Morris	399,276	*
D. Hunt Ramsbottom (4)(5)	3,394,080	1.5%
Michael F. Ray (6)	386,337	*
Richard T. Penning(7)	288,944	*
Ronald M. Sega	212,600	*
Edward M. Stern	252,600	*
Halbert S. Washburn	249,600	*
John A. Williams	3,656,843	1.6%
Harold A. Wright	332,778	*
Dennis L. Yakobson (8)	680,604	*

All Directors and Executive Officers as a Group (15 persons)	11,035,770	4.9%

	Amount and
	Nature of
Beneficial Owners of	Beneficial	Percent
more than 5%	Ownership	of Class
BlackRock, Inc. (9)	28,572,196	12.9%

*	Less than 1%.

(1)
Except as otherwise noted and subject to applicable community property laws, each shareholder has sole voting and investment power with respect to the shares beneficially owned. The business address of each director and executive officer is c/o Rentech, Inc., 10877 Wilshire Blvd., Suite 600, Los Angeles, CA 90024.

(2)
If a person has the right to acquire shares of common stock subject to options and other convertible or exercisable securities within 60 days of March 15, 2011, then such shares are deemed outstanding for purposes of computing the percentage ownership of that person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. The following shares of common stock subject to stock options, warrants and RSUs may be acquired within 60 days of March 15, 2011 and are included in the table above. A portion of the RSUs attributed to the executive officers below may or may not vest depending on the Company’s volume weighted average stock price and total shareholder return on April 1, 2011.

•	Michael S. Burke — 91,500 under options;

•	General Wesley K. Clark — 20,000 under options;

•	Dan J. Cohrs — 110,500 under RSUs;

•	Douglas M. Miller — 130,000 under options and 142,999 under RSUs;

•	Colin M. Morris — 75,000 under options and 122,978 under RSUs;

•	D. Hunt Ramsbottom — 2,082,500 under warrants, 250,000 under options and 457,687 under RSUs;

•	Michael F. Ray — 86,500 under options;

•	Ronald M. Sega — 76,500 under options;

•	Edward M. Stern — 91,500 under options;

•	Halbert S. Washburn — 86,500 under options;

•	John A. Williams — 46,500 under options;

•	Harold A. Wright — 119,599 under RSUs; and

•	Dennis L. Yakobson — 186,500 under options.

(3)	Information with respect to beneficial ownership is based upon information furnished by each shareholder or contained in filings with the SEC.

(4)
Includes a warrant held by East Cliff Advisors, LLC for 2,082,500 shares and excludes a warrant held by East Cliff Advisors, LLC for 787,500 shares. With respect to the warrant for 787,500 shares, half of these warrants will vest upon the earlier of Rentech’s stock price reaching $5.25 or higher for 12 consecutive trading days or December 31, 2011 as long as Mr. Ramsbottom is still an employee of the Company. The other 393,750 warrants will vest upon Rentech’s stock price reaching $5.25 or higher for 12 consecutive trading days. The exercise price of each of the warrants is $1.82 per share. Mr. Ramsbottom is the managing member and has sole investment and voting power in East Cliff Advisors, LLC.

(5)	Includes 38,000 shares held for the benefit of Mr. Ramsbottom’s children as to which Mr. Ramsbottom disclaims beneficial ownership.

(6)	Includes 7,500 shares held by Mr. Ray’s spouse’s IRA as to which Mr. Ray disclaims beneficial ownership.

(7)	Reflects Mr. Penning’s holdings as of June 18, 2010, his last day of employment with the Company.

(8)	Includes 20,000 shares held in custodial accounts as to which Mr. Yakobson disclaims beneficial ownership.

(9)
Based on information in a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 10, 2011 for its holdings as of December 31, 2010. BlackRock reported that it has sole power to vote and to dispose of all 28,572,196 shares. BlackRock’s principal business office address is 40 East 52nd Street, New York, NY 10022.

Equity Compensation Plan Information
The following table provides information as of September 30, 2010 with respect to our compensation plans, including individual compensation arrangements, under which our equity securities are authorized for issuance.

			Number of
			securities remaining
	Number of securities		available for future
	to be issued	Weighted-average	issuance under equity
	upon exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights (a)	warrants and rights (b)	reflected in column (a)) (c)
Equity compensation plans approved by security holders	9,640,000	$0.72	4,707,000
Equity compensation plans not approved by security holders	2,409,000	$1.57	—

Total	12,049,000	$0.89	4,707,000

The equity securities issued as compensation under shareholder approved compensation plans consist of stock options, RSUs and performance shares. The equity securities issued as compensation without shareholder approval consist of stock options, stock purchase warrants and RSUs. The stock options and stock purchase warrants have exercise prices equal to the fair market value of our common stock, as reported by the NYSE Amex, as of the date the securities were granted. The options and warrants may be exercised for a term ranging from five to ten years after the date they were granted.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Rentech’s executive officers and directors, and persons who own more than ten percent of a registered class of Rentech’s equity securities (collectively, “Insiders”), to file initial reports of ownership and reports of changes in ownership with the SEC. Insiders are required by SEC regulations to furnish Rentech with copies of all Section 16(a) forms they file. To Rentech’s knowledge, based solely on its review of the copies of such reports furnished to Rentech or written representations from certain Insiders that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, we believe that, during our fiscal year ended September 30, 2010, the Insiders complied with all such filing requirements.
Meetings and Committees of the Board of Directors
The Board of Directors held eight meetings during the fiscal year ended September 30, 2010. Actions were also taken during the year by written consent. Each of our directors attended at least 75% of the meetings of the Board of Directors held during the period for which he has been a director or of the meetings of committees of the Board of Directors on which he served during the period that he served. Each director attended the annual meeting of shareholders held in 2010. Our directors are reimbursed for expenses incurred in attending meetings. We encourage all incumbent directors and director nominees to attend our annual meetings of shareholders.
The Board of Directors has three standing committees, an Audit Committee, a Compensation Committee, and a Nominating Committee. The Board of Directors has determined that all the members of our Board of Directors, other than Mr. Ramsbottom, Mr. Williams and Mr. Yakobson, are “independent” within the meaning of the listing standards of the NYSE Amex, including each member of our Audit Committee, Compensation Committee, and Nominating Committee. The Board of Directors has also determined that each member of the Audit Committee is “independent” within the meaning of the rules of the SEC.
The charters of our Audit Committee, Compensation Committee, and Nominating Committee are available on the Corporate Governance section of our website at http://www.rentechinc.com. The Board of Directors regularly reviews developments in corporate governance and modifies these policies and charters as warranted. Modifications are reflected on our website at the address previously given. Information contained on our website is not incorporated into and does not constitute a part of this proxy statement. Our website address referenced above is intended to be an inactive textural reference only and not an active hyperlink to the website.
The Audit Committee of the Board of Directors has been delegated responsibility for reviewing with the independent auditors the plans and results of the audit engagement; reviewing the adequacy, scope and results of the internal accounting controls and procedures; reviewing the degree of independence of the auditors; reviewing the auditors’ fees; and recommending the engagement of the auditors to the full Board of Directors. The Audit Committee currently consists of Mr. Burke, Mr. Ray and Mr. Washburn. The Board of Directors has determined that Mr. Burke, the Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined by the rules of the SEC. The committee met five times during fiscal year 2010. Actions were also taken during the year by written consent.
The Compensation Committee is currently comprised of Mr. Burke, Mr. Stern, and Mr. Washburn. None of them is or has been an employee of Rentech. The Compensation Committee reviews and approves executive officer compensation and equity grants, administers Rentech’s equity plans, and establishes compensation philosophy for executive officers. The committee met six times during fiscal year 2010. Actions were also taken during the year by written consent.

The Nominating Committee currently consists of Mr. Sega and Mr. Stern. The primary duty of the Committee is to make recommendations to the Board of Directors regarding recruitment of new directors and re-election of incumbent directors. The committee took actions by written consent twice during fiscal year 2010.
Board Leadership and Role in Risk Oversight
Our Board of Directors does not have a policy on whether the offices of Chairman of the Board of Directors and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the independent directors. Our Board of Directors believes that it should have the flexibility to make these determinations at any given time in the way that it believes best to provide appropriate leadership for Rentech at that time. Our Board of Directors has reviewed our current Board of Directors’ leadership structure in light of the composition of the Board of Directors, Rentech’s size, the nature of Rentech’s business, Rentech’s peer group and other relevant factors. Considering these factors, Rentech has determined to have a separate Chief Executive Officer and Chairman of the Board. However, our Chairman is not independent (as currently defined in Section 803(A)(2) of the NYSE Amex Company Guide). We have determined that this structure is currently the most appropriate board leadership structure for Rentech. Rentech does not have a lead independent director. Given the size of our Board of Directors, the Board of Directors believes that the presence of six independent directors out of the nine directors, which independent directors sit on the Board’s committees, is sufficient independent oversight of the Chairman and Chief Executive Officer. The independent directors work well together in the current Board structure and the Board of Directors does not believe that selecting a lead independent director would add significant benefits to the Board of Directors’ oversight role at this time.
Rentech faces a variety of risks. An effective risk management system will identify the material risks Rentech faces in a timely manner, communicate necessary information to senior executives and the Board of Directors related to those material risks, implement appropriate and responsive strategies to manage those risks, and integrate the process of risk management into regular decision-making. The Board of Directors has designated the Audit Committee to take the lead in overseeing risk management as the Audit Committee regularly reviews Rentech’s internal audit reports, independent compliance audit reports, regulatory examination reports and financial information of Rentech. In addition to the Audit Committee, the Board of Directors encourages management to promote a corporate culture that incorporates risk management into Rentech strategies and day-to-day operations.
Compensation Discussion and Analysis
Compensation Program Objectives and Executive Summary
The following discussion and analysis describes our compensation objectives and policies as applied to D. Hunt Ramsbottom, our Chief Executive Officer, Dan J. Cohrs, our Chief Financial Officer, Douglas M. Miller, Executive Vice President — Project Development, Harold A. Wright, our Senior Vice President and Chief Technology Officer, Colin M. Morris, our General Counsel and Richard T. Penning, our former Executive Vice President of Commercial Affairs and Technology Development. Messrs. Ramsbottom, Cohrs, Miller, Wright, Morris and Penning are referred to in this proxy statement as the “Named Executive Officers” or “NEOs.” At the end of fiscal year 2010, Mr. Penning no longer served as an executive officer of our Company.
Rentech’s goal is to create value for its shareholders by becoming a global provider of clean energy solutions, through the commercialization of its proprietary technologies for the production of ultra-clean synthetic fuels and chemicals, natural gas substitutes, and electric power from renewable and fossil feedstocks, as well as by maximizing the value of the nitrogen fertilizer plant owned and operated by our subsidiary, Rentech Energy Midwest Corporation, located in East Dubuque. Our technology portfolio includes Rentech’s Fischer-Tropsch process and the Rentech-SilvaGas biomass gasification technology, which we acquired in June 2009 with the acquisition of the SilvaGas Holding Corporation. We offer integrated technology solutions for the conversion of biomass and wastes to syngas and subsequently into clean fuels and electric power. We believe the successful commercialization of our technologies should result in a significant number of opportunities to have our technologies deployed in ultra clean synthetic fuel, power and chemical plants both domestically and internationally. We expect to have our technologies deployed in projects which Rentech develops and owns, as well as projects in which Rentech is solely a technology licensor. We expect that successful commercialization of our technologies will enable Rentech to significantly increase its market capitalization and result in a very substantial increase in revenues, assets, and business complexity.

Rentech’s key operational goals include: developing pioneer commercial-scale synthetic fuels and power projects using the Rentech Process (using biomass feedstocks, fossil feedstocks, or a combination of both) and the Rentech-SilvaGas biomass gasification technology; producing fuels and chemicals at our Product Demonstration Unit, or PDU, to demonstrate that the production of fuels can meet commercial criteria; entering into contracts for the sale of those products; maximizing the value from our nitrogen fertilizer plant in East Dubuque, Illinois through improved product mix and plant reliability; signing license agreements for the use of our technologies; and securing the financing necessary for our working capital needs and for our first commercial scale reactor, and then building our first commercial scale reactor. Our compensation packages are designed to incentivize the achievement of these goals, and to recruit and retain key employees.
We have focused on building an experienced management team that is capable of managing the Company through a period of growth in order to meet our goals. We believe it is important both to retain our key executives and to recruit the additional talent we need to expand the Company. We have made it a policy to hire executives who are not only highly qualified for their positions at our current size, but who also have the skills we believe to be necessary to perform their roles at the same high standard if we are successful in our commercial development, and our company achieves significantly greater size and complexity.
In fiscal year 2007, and again in fiscal year 2010, we retained compensation consulting firms to compare the pay levels of our executives to those in selected groups of peer companies set forth in more detail below. In 2010, we found that our base salaries were above the median of our peers, and that our target total cash compensation was above the peer group median. Our total compensation packages, including long-term incentives, were also found to be above the median of our peer group.
We believe that in our marketplace for talent, each component of compensation, as well as the total compensation package, is significant in our recruitment and retention of talent. Our base salaries are competitive, because they are in line with the median of those paid by our peer companies. Our annual cash bonuses are above the median, and are structured to provide short term incentives that place a focus on specific, defined business objectives for the Company during the year. The majority of those objectives were achieved in fiscal 2010. The Compensation Committee of our Board of Directors approved new long-term incentive awards in fiscal 2008 as well as after the end of fiscal years 2009 and 2010 (the “LTI Awards”) that were structured to reward performance and retain talent. The fiscal 2008 awards are designed to reward both absolute stock price performance and stock price performance relative to that of our peer companies, paying nothing for 25th percentile performance, but offering an opportunity for pay at the 75th percentile for performance at or above the 75th percentile, with a sliding scale for performance between those benchmarks. The Compensation Committee believes that the successful commercialization of the Company’s technologies is critical to the creation of shareholder value, and as a result, the fiscal 2010 awards are designed to reward the achievement of milestones in the financing and development of commercial projects. The fiscal 2011 awards are a combination of time vesting RSUs and stock option awards designed to reward stock price performance and retain management.
Our philosophy is to provide a market-level salary for our executives with the opportunity to exceed market levels for total compensation if short- and long-term performance exceeds expectations. Based on the 2010 evaluation of compensation, the Company believes that the total compensation package for fiscal year 2011 will continue to pay our executives at the median level of the market for average performance, with compensation approximating the 75th percentile of the market for exceptional performance.

Independent Compensation Consultant
During fiscal year 2010, the Compensation Committee, composed of Mr. Stern as Chairman and Messrs. Burke and Washburn, retained Radford, an Aon Hewitt Company, as a new compensation consultant to assist the Committee in formulating and evaluating the executive compensation program for a group of its officers including its NEOs. Rentech pays the fees for the services provided by Radford to the Compensation Committee, which for fiscal year 2010 included:
•	Assisting in the selection of Rentech’s peer group companies and applicable benchmarks;
•	Providing compensation survey data to benchmark NEO compensation;
•	Helping the Compensation Committee interpret compensation data;
•	Advising on the reasonableness and effectiveness of our NEO compensation levels and programs; and
•	Assisting in the review of executive compensation disclosure in this proxy statement.
During fiscal year 2010, fees for all services performed by Radford were than less $120,000.
Peer Group Generation and Comparison Results
Based on discussions among the members of the Compensation Committee, management, and Radford, the Committee determined to develop a new set of peer companies in light of significant market changes, among other factors. Radford recommended the following criteria to establish the compensation peer group for 2010:
•	Companies in the alternative energy space, as well as technology companies with related focus
•	Companies with revenue between $50 million and $550 million
•	Companies with market values between $80 million and $750 million
In addition to the above, Radford also examined employee size, revenue growth, and net income as additional metrics to help determine appropriate peer companies. Finally, in order to establish a peer group sufficient in number of companies, Radford recommended that we expand beyond Rentech’s pure industry focus into the broader, but related, technology industry where we may also compete for talent.
The final group of companies that was reviewed and approved by the Compensation Committee consisted of the following:
Advanced Energy Industries
Broadwind Energy
Cohu, Inc.
Converge, Inc.
Echelon Corp.
EMCORE Corp.
Energy Conversion Devices
EnerNoc Inc.
Evergreen Solar
FormFactor Inc
Fuel Tech
Fuelcell Energy
LSB industries
Maxwell Technologies
MGP ingredients
Satcon Technology
Rudolph Technologies
Ultra Clean Holdings
Vicor Corp
Zoltek
In mid-2010, data were gathered from these peer companies, as well as from published survey data from Radford’s 2010 Global Technology Survey using a data set of public high technology companies with revenue between $50 million and $500 million, on various elements of executive compensation including base salaries, target incentive as a percent of salary, total cash compensation, long-term incentives and total direct compensation.

Rentech’s compensation was found to be above the market median in totality and by components of compensation, yet still within reasonable market practices and in line with our compensation philosophy and strategy. Specifically, Rentech’s base salaries and our target total cash compensation were on average higher than the median of the market data. A comparison of our long-term incentives (“LTIs”) and total direct compensation (base, bonus, and LTI), including annualized grant values from 2006 and part of sign-on equity, was also above the median of the market data. The results of the comparison were used by the Compensation Committee as a factor in considering the level and mix of compensation for the Company’s executives. We have concluded from this that the level of our total compensation was well positioned to attract and retain the type of management team that we believe is necessary to successfully implement our commercialization strategy. We believe that our long term equity strategy closely aligns management’s compensation with the performance of the Company and the return to shareholders. We have developed and implemented a variety of LTI Awards that closely align management’s long term compensation with returns to shareholders, provide incentives to perform better than our peer companies, reward the achievement of specific milestones in the development of commercial projects using our technologies and encourage retention.
Core Components of Executive Compensation
Base Salary
Base salaries for the executive officers at Rentech were set during the hiring process for the executives. The base salaries were again reviewed at the end of 2010. The Board considered data on executives in comparable positions, using a compensation study conducted in 2007, in addition to the above mentioned compensation survey information and their assessment of the Company’s and individual’s performance. Mr. Ramsbottom’s salary was increased 5% to $440,000, effective January 2011, in recognition of his leadership of the Company and to bring his salary closer to the median in relation to the Company’s peer group. Mr. Cohrs salary was increased 4% to $377,500, effective January 2011, in recognition of his effective capital raising efforts on behalf of the Company. Mr. Miller’s salary was not changed. Mr. Wright’s salary was increased 3% to $278,000, effective January 2011, in recognition of the continuing improvements to the Company’s technologies. Mr. Morris’ salary was increased 5% to $248,300, effective January 2011 in recognition of his performance and to bring his base salary closer to the median in relation to the Company’s peer group.
Annual Bonus
Rentech maintains an annual incentive plan for its executive officers. Successful completion of the short-term objectives of the Company are critical in achieving the planned level of growth. Our goals include specific financial targets for REMC. Given the stage of development of our Alternative Energy segment, some of our corporate goals are more focused on technology, financing and development milestones than on traditional incentive plan targets such as financial growth or profitability metrics. The annual incentive plan is designed to reward our executives for successfully taking the immediate steps needed to implement our long-term strategy. The target bonus for the Chief Executive Officer (“CEO”) in his employment agreement is set at 100% of his base salary. The target bonus of our Chief Financial Officer, Dan Cohrs, is set at 60% of his base salary. The targets for the other NEOs in their employment agreements are set at 50% of their respective base salaries. Our practice is to award target bonuses for average performance against goals. Bonuses may range from 0% of target in the case of poor performance to 200% of target in the case of outstanding performance, all at the discretion of the Board of Directors.
In the beginning of each fiscal year, the CEO and other senior officers develop a series of broad objectives for the year. This plan is then reviewed by the Compensation Committee and the Board, which provides substantial input and revisions and sets the goals for the year. The decision on objectives is made by the Board. These goals are then widely distributed among eligible participants.
At the end of the year, management provides the Compensation Committee and the Board with an assessment of the Company’s performance against its goals during the year, including an assessment of any key accomplishments that were incremental to those included in the goals for the year. In addition, the CEO develops a scorecard that summarizes performance for each of his direct reports compared to the goals set by the Board, with each goal ranked on a scale from zero (did not meet) to two (exceptional performance). Management’s assessment and the scorecard are reviewed by the Compensation Committee and the Board, and modified as appropriate in their discretion. Final bonus payments for the CEO and the other executives are determined based on a combination of Company performance compared to goals and the individual’s contributions to the Company’s overall success during the year, as determined by the CEO, the Compensation Committee and the Board. The bonuses may range from 0% of target to 200% of target depending on performance and the discretionary determination of the Board. The decision as to the level of executive bonuses is made by the Compensation Committee and the Board.

In fiscal 2010, we had the following goals and results:
1.	Goal: A continued strong safety record at our facilities with an OSHA recordable rate at or below a target rate.

Performance: We performed better than this goal. We completed fiscal year 2010 with an OSHA recordable rate of 3.8 recordable incidents for every 200,000 hours worked at the Company’s facilities, which is well below the industry average for comparable operations.

2.
Goal: Financial performance expectations including a) consolidated EBITDA of approximately $(8) million and REMC EBITDA of approximately $34 million, and b) a consolidated cash balance at the end of the fiscal year reflecting cash spending in line with our approved budget at both REMC and within our Alternative Energy Segment.

Performance: We fell short of the stated goals for consolidated EBITDA and cash balances. REMC’s EBITDA for fiscal 2010 was $32 million, and consolidated EBITDA was approximately ($14) million. Consolidated cash at the end of the year of approximately $26 million was below the target. Cash spending within our alternative energy segment was better than the target.

3.	Goal: Raise net capital proceeds sufficient to fund our budgeted activities and provide a year-end cash cushion.

Performance: As of the end of the fiscal year, we had raised approximately $43 million of net capital, which was below our goal. In November 2010 we raised additional net capital of approximately $51 million, which, when combined with the capital previously raised, exceeded the amount of our goal for capital proceeds.

4.
Goal: Successful operation of the PDU during 2010 that is within the approved budget and that meets or exceeds performance criteria targets measured by the cost of catalyst used per barrel of product produced.

Performance: The PDU operated within budget during fiscal 2010. The goals regarding catalyst usage were not met during fiscal year 2010.

5.	Goal: For the Rialto Project, negotiate and sign a contract with a qualified engineering firm for front-end engineering and design (FEED).

Performance: We signed the contract for FEED for the Rialto Project, engaged the contactor, and completed scheduled FEED activities during the fiscal year.

6.	Goal: Generate revenue from engineering services and licensing of our technologies that contributes to EBITDA.

Performance: We did not meet our goal for licensing and engineering revenue.

7.
Goal: Other factors and accomplishments in fiscal year 2010 incremental to the stated goals, which contribute to the success of the Company, as determined in the discretion of the Compensation Committee and the Board at the end of the year.

Performance: We achieved a number of important commercial and technology-related milestones during fiscal year 2010 including, among others:
•	A commercial flight by United Airlines using a 60/40 blend of traditional jet fuel with RenJet produced at our PDU.

•
Arranging for 100% RenDiesel fuel to be used in the Green Car Journal’s 1000-mile drive of two Audi A3 TDIs through California, in conjunction with recognition of the Audi A3 TDI as the Green Car of the Year®.

•	Validation of our integrated technologies for production of RenDiesel and renewable power from biomass by a study performed by an independent engineer for potential lenders.

•
Receipt of a $23 million grant from the Department of Energy by our partner, ClearFuels Technology Inc., to build a biomass gasifier at our PDU and integrate the operations to produce synthetic fuels from biomass feedstocks.

The Compensation Committee then considered both the Company’s performance against these goals, as well as the individual contributions of the executives toward achieving these goals. The Compensation Committee then determined the bonus amounts for the NEOs in its discretion with the approval of the Board.
For fiscal 2010, the bonuses as a percentage of the target bonuses were as follows: for Mr. Ramsbottom 85% of his target bonus, for Mr. Cohrs 85% of his target bonus, for Mr. Miller 70% of his target bonus, for Mr. Wright 85% of his target bonus, and for Mr. Morris 85% of his target bonus. Mr. Penning left the Company during fiscal year 2010 and received a target bonus pursuant to the severance terms of his employment agreement. The Board determined that the executive bonuses should be below targeted amounts due to the fact that, although some goals were achieved, some key goals such as revenue from licensing our technologies were not achieved; that other goals were achieved, but after the end of the fiscal year; and that accomplishments in addition to the stated goals were not sufficient to outweigh the shortfalls or lateness in achieving some of the stated goals. Mr. Ramsbottom’s bonus reflected the overall performance of the Company as discussed above, his significant individual contributions in continuing the implementation of the renewable energy strategy, and his leadership of the Company through a very difficult economic period. Mr. Cohrs’ bonus reflected his role in improving the financial management and liquidity of the Company, and in providing executive leadership to the development of the Rialto Project. Mr. Miller’s bonus reflected his performance in developing and implementing the Company’s renewable energy strategy. Mr. Wright’s bonus reflected his continued strong leadership of the Company’s technology development function, and his role in the ClearFuels project. Mr. Morris’s bonus reflected the high quality of the legal work necessary in every function of the Company.
The specific goals for the Company in fiscal year 2011 are designed to move the implementation of the Company’s strategy to the next steps required to commercialize our technology. The Board believes that the 2011 goals are challenging and are increasingly based on quantitative performance measures. Some of the goals set by the Board include proprietary information that, if disclosed, might create a competitive disadvantage or otherwise negatively affect the performance of Rentech in the marketplace. Therefore, the description of the goals below do not include some information contained in the goals determined by the Board. The following is an overview of the goals.
1.	A continued strong safety record at our facilities with an OSHA recordable rate at or below a target rate.

2.	Performance expectations including specific targets for consolidated EBITDA, REMC’s EBITDA, consolidated capital expenditures, and production of products by REMC.

3.	Raise capital proceeds sufficient to fund our budgeted activities and provide a year-end cash cushion.

4.	Successful operation of the PDU during 2011 that meets or exceeds performance criteria aimed at improving the economic efficiency of the Rentech Process.

5.	Construction and integration of the ClearFuels Gasifier at the PDU on schedule.

6.	Achieve financing milestones for the Rialto Project or alternate project and development milestones for an additional project.

7.	Other factors which contribute to the success of the Company as determined by the Board.

Long-Term Incentive Equity Awards
We have designed the Company’s long term equity strategy to include a variety of equity awards with different vesting schedules intended to closely align management’s compensation with the performance of the Company and the return to shareholders. We have developed and implemented LTI Awards that vest based on returns to shareholders, stock performance that is better than peer companies, the achievement of specific milestones in the development of commercial projects using our technologies and that encourage retention.
In fiscal year 2008, the Compensation Committee of the Board of Directors approved LTI Awards for a group of its officers including its named executive officers at that time. The awards are comprised of performance shares and RSUs with a combination of performance vesting and time-based vesting provisions. The awards are intended to balance the goals of retention, equity ownership and performance. The goals for the performance share plan are expected to provide for maximum payout only if the Company has relative performance at or above the 75th percentile of other companies in the industry and a significant absolute share price increase. The performance-based elements of the plan are expected to provide for no payout at all for performance at or below the 25th percentile of the peer group and an absolute share price increase below a threshold. The performance metrics are based on absolute share price appreciation and total shareholder return in order to closely align the return to the Company’s shareholders with management compensation. The following are summary descriptions of the performance share awards:
•
Under the absolute share price target award, zero to 100 percent of the performance stock vests on April 1, 2011, with the final vesting amount dependent on the Company’s volume weighted average stock price falling within a share price target range. The Company’s volume weighted stock price must be greater than $2.00 per share on April 1, 2011 for any shares to vest, and the amount of shares that vests increases pro-rata for a price greater than $2.00 up to a maximum vesting at $4.00.

•
Under the total shareholder return award, zero to 100 percent of the performance stock vests on April 1, 2011, with the final vesting amount dependent on the Company’s total shareholder return ranking relative to the total shareholder return from April 1, 2008 until April 1, 2011 for a peer group developed in fiscal year 2007 by the Compensation Committee in consultation with Watson Wyatt and management comprised of Methanex Corp., Tera Industries, Inc., Aventine Renewable Energy, Headwaters, Inc., Verasun Energy Corp., MGP Ingredients, Inc., Pacific Ethanol, Inc., Energy Conversion Devices, Inc., Fuel Tech., Inc., Ballard Power Systems, Inc., Evergreen Energy, Inc. and Fuelcell Energy, Inc. The Company’s ranking must be greater than the 25th percentile on April 1, 2011 for any shares to vest, and the amount of shares that vests increases pro-rata for a ranking greater than the 25th percentile up to a maximum vesting at the 75th percentile.

•	Both performance share awards are subject to the recipient’s continued employment with the Company, with vesting in a change of control and upon certain terminations without cause.
The LTI Awards in fiscal year 2008 also included a management stock purchase plan in which a portion of each participant’s cash bonus award was allocated to purchase vested RSUs at the fair market value of the Company’s stock price on the date of grant. The Company then matched the participant’s purchase with an equal number of RSUs that cliff vest on April 1, 2011, subject to the recipient’s continued employment with the Company. Pursuant to the Company’s management stock purchase plan, twenty-five percent (25%) of the cash bonus awards for the NEOs in fiscal year 2008 was allocated to purchase vested RSUs, but the RSUs and the Company matching RSUs were not granted until November 2009. The cash bonus amounts allocated to purchase the RSUs were reported as compensation for fiscal year 2008. The number of RSUs awarded was equal to the number that would have been awarded had the grants been made on schedule in the spring of 2009, plus a matching contribution by the Company of eighty percent (80%) of the amounts purchased with the amounts allocated from the cash bonuses. The Company matching RSUs vest on November 3, 2012, subject to the recipient’s continued employment with the Company.

The final portion of the equity awards granted in fiscal year 2008 vest over a three year period with one-third of the shares underlying the RSUs vesting on the first three anniversaries of April 1, 2008, subject to the recipient’s continued employment with the Company.
The Compensation Committee and the Board of Directors approved LTI awards for a group of its officers including its named executive officers in November 2009. The awards include both RSUs that may vest upon the achievement of certain performance targets, and RSUs that vest over time. The awards are intended to balance the objectives of retention, equity ownership by management, and achievement of performance targets. Vesting of the performance awards is tied to milestones related to the development, construction and operation of the Company’s proposed renewable synthetic fuels and power project in Rialto, California or another comparable project designated by the Compensation Committee. We believe the successful implementation of our technologies in a commercial scale plant will significantly enhance the ability of the Company to deploy its technologies in additional plants and result in a significant increase in the value of the Company. Under the performance vesting awards, sixty percent (60%) of the performance-based RSUs vest upon the closing of financing for the project, twenty percent (20%) vest upon completion of construction and initial operation of the project facility and twenty percent (20%) vest upon sustained operation of the project facility. The Compensation Committee may also designate additional performance vesting milestones in the awards. The performance vesting awards are subject to the recipient’s continued employment with the Company, provided that a recipient’s award may vest with respect to a milestone that is achieved within six months of (i) termination without cause related to a change in control or (ii) death or disability. All unvested RSUs expire five years after the date of grant.
The long-term incentive equity awards granted in November 2009 also include a time vesting RSU award that vests over a three year period with one-third of the RSUs vesting on each of the first three anniversaries of November 17, 2009. The time vesting awards are subject to the recipient’s continued employment with the Company, provided that a recipient’s award may vest upon (i) termination without cause related to a change in control or (ii) death or disability.
In fiscal year 2009, ten percent (10%) of the cash bonus awards for the NEOs was allocated to purchase vested RSUs in December 2009 pursuant to the management stock purchase plan. The Company matched these awards with an equal number of RSUs that vest on December 10, 2012, subject to the recipient’s continued employment with the Company.
During fiscal year 2010, the Company issued a total of approximately 6,795,000 performance shares and RSUs to members of management, including the NEOs, composed of the following:

Type of Award	Number of Awards
Performance awards	3,650,000
Time-vested awards	2,155,000
Management stock purchase plan awards	534,000
Company matching of management stock purchase plan awards	456,000

Total	6,795,000

During fiscal year 2011, the Company issued a total of approximately 4,668,000 RSUs and stock options to members of management, including the NEOs. There were approximately 1,645,000 and 3,023,000 of RSUs and stock options, respectively. The awards vest over a three year period with one-third of the awards vesting on each of the first three anniversaries of October 4, 2010. The awards are subject to the recipient’s continued employment with the Company, provided that a recipient’s award may vest upon (i) termination without cause related to a change in control or (ii) death or disability. The awards are designed to carefully balance the concept of providing equity ownership to management, while aligning shareholder returns with management compensation.
There were no shares allocated to the management stock purchase program in conjunction with the awards granted in fiscal year 2011.

Benefits and Perquisites
As part of the compensation package, Rentech provides its executives, including its NEOs, with a car allowance and a financial advisor. Health insurance and a 401(k) matching program are programs provided to all employees. We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. The Compensation Committee does not believe that perquisites should play an important role in the compensation of our executives, but also believes that the personal benefits are not a material component of our executive compensation program and are reasonable and in line with those provided to similarly-situated executives in our field.
Employment Contracts
Rentech has entered into employment agreements with certain members of executive management, which provide severance and other benefits, including continuation of healthcare coverage upon termination by us without cause, non-renewal of the executive’s employment agreement or resignation by the executive for good reason, including in certain circumstances, in connection with a change of control. We believe that terminations of employment, both within and outside of the change in control context, are causes of great concern and uncertainty for senior executives and that providing protections to our named executives in these contexts is therefore appropriate in order to alleviate these concerns, and to enable and encourage the executives to focus their attention on their duties and responsibilities to the Company in all situations. In addition, we believe that change in control and severance benefits are essential in order to fulfill our objective of attracting and retaining key managerial talent. The industry in which we operate is very volatile and acquisitive, and we feel that these contracts provide our executive team with an adequate level of security in their roles in such an environment. As of September 30, 2010, Rentech had entered into employment agreements with Messrs. Ramsbottom, Cohrs, Miller, Wright and Morris. Mr. Penning did not serve as an executive officer as of that date, but he received severance payments under the terms of his employment agreement.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code
Generally, Section 162(m) of the Internal Revenue Code disallows a tax deduction to any publicly-held corporation for any individual remuneration in excess of $1 million paid in any taxable year to its chief executive officer and each of its other named executive officers, other than its chief financial officer. However, remuneration in excess of $1 million may be deducted if, among other things, it qualifies as “performance-based compensation” within the meaning of the Internal Revenue Code. We do not have a formal policy with respect to Section 162(m) and in some events may award compensation that is not exempt from Section 162(m).
Section 280G of the Internal Revenue Code
Section 280G of the Internal Revenue Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Section 4999 of the Internal Revenue Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Internal Revenue Code based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers in the future, our compensation committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Internal Revenue Code. However, our compensation committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Internal Revenue Code and the imposition of excise taxes under Section 4999 of the Internal Revenue Code when it believes that such arrangements are appropriate to attract and retain executive talent.

Under their employment agreements, each named executive officer is entitled to gross-up payments that will make the executive whole in the event that any excise taxes are imposed on him. We have historically provided these protections to our senior executives to help ensure that they will be properly incentivized in the event of a potential change in control of the Company to maximize shareholder value in a transaction while minimizing concern for potential consequences of the transaction to these executives.
Section 409A of the Internal Revenue Code
Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Internal Revenue Code.
Accounting for Stock-Based Compensation
We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options, restricted stock, RSUs and other equity-based awards under our equity incentive award plans will be accounted for under ASC Topic 718. Our compensation committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Compensation Committee Report
The Compensation Committee of the Board of Directors has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussion, the Compensation Committee determined that the Compensation Discussion and Analysis should be included in this proxy statement.
Edward M. Stern, Chairman
Michael S. Burke
Halbert S. Washburn
Compensation Committee Interlocks and Insider Participation
During fiscal year 2010, the following individuals served as members of the Compensation Committee: Michael S. Burke, Halbert S. Washburn, and Edward M. Stern. None of these individuals has ever served as an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company has served as a director or member of the compensation committee of another entity at which an executive officer of such entity is also a director of the Company.

Executive Compensation
The following table summarizes the compensation for the fiscal years ended September 30, 2010, 2009 and 2008 for each of the following: (i) our chief executive office (principal executive officer), (ii) our chief financial officer (principal financial officer), and (iii) our three next most highly compensated executive officers as of September 30, 2010.

							Non-	Change in
							Equity	Pension
							Incentive	Value and
							Plan	Deferred	All Other
				Stock	Option		Compen-	Compen-	Compen-
		Salary	Bonus	Awards	Awards		sation	sation	sation	Total
Name	Year	($)	($)(1)	($)(2)	($)(2)		($)	($)	($) (3)	($)
D. Hunt Ramsbottom, Chief Executive Officer	2010	$419,000	$356,150	$1,289,725	$		—	—	$31,275	$2,096,150
	2009	$417,500	$452,520	$—		$—	—	—	$30,630	$900,650
	2008	$381,601	$309,750	$860,435		$—	—	—	$27,100	$1,578,886

Dan J. Cohrs, Chief Financial Officer (4)	2010	$361,075	$186,150	$857,937		$—	—	—	$44,138	$1,449,300
	2009	$296,500	$249,480	$187,339		$—	—	—	$62,628	$795,947

Douglas M. Miller, Executive Vice President, Project Development	2010	$351,500	$123,025	$658,229	$		—	—	$40,716	$1,173,470
	2009	$351,500	$158,175	$—		$—	—	—	$40,525	$550,200
	2008	$312,874	$105,450	$273,360		$—	—	—	$38,699	$730,383

Richard T. Penning, Executive Vice President, Technology and Commercial Affairs (5)	2010	$293,400	$146,700	$645,527		$—	—	—	$71,541	$1,157,168
	2009	$293,400	$112,230	$—		$—	—	—	$93,878	$499,508
	2008	$268,343	$71,513	$231,660		$—	—	—	$97,821	$669,337

Harold A. Wright, Senior Vice President and Chief Technology Officer	2010	$266,700	$114,750	$452,553	$		—	—	$21,749	$855,752
	2009	$256,800	$127,125	$—		$—	—	—	$21,899	$405,824
	2008	$242,494	$105,938	$249,172		$—	—	—	$22,894	$620,498

Colin M. Morris, General Counsel	2010	$234,750	$100,515	$411,292	$		—	—	$36,640	$783,197
	2009	$229,500	$113,580	$—		$—	—	—	$37,471	$380,551
	2008	$210,757	$86,063	$242,118		$—	—	—	$28,847	$567,785

(1)	The bonuses that were awarded in December 2010 were payable 100% in cash.

(2)
The amount reflects the aggregate grant date fair value of the stock awards, calculated in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all stock awards made to executive officers in Note 15 — Accounting for Stock Based Compensation in our financial statements in our 2010 Form 10-K. The amounts reported for fiscal years 2009 and 2008 do not match the amounts reported in last year’s proxy statement, due to new rule amendments which requires that the Company shows the aggregate grant date fair value for all years. Stock Awards in fiscal year 2010 include performance based vesting components of $980,292, $686,205, $490,146, $490,146, $343,102 and $294,088 for Messrs. Ramsbottom, Cohrs, Miller, Penning, Wright and Morris, respectively.

(3)
All Other Compensation includes 401(k) matching contributions of $0, $15,263, $11,841, $10,156, $9,749 and $7,765 for Messrs. Ramsbottom, Cohrs, Miller, Penning, Wright and Morris, respectively. All Other Compensation also includes perquisites valued at the aggregate incremental cost to Rentech consisting of automobile allowance, payment for financial and tax planning services and the other payments made by the Company described below under “Perquisites”.

(4)	Mr. Miller served as interim CFO from July 2008 through September 2008. Subsequent to fiscal year end, Mr. Cohrs was appointed as the CFO in October 2008.

(5)
As required by Item 402(a)(3)(iv) of Regulation S-K, the table includes Mr. Penning because he would have qualified under Item 402(a)(3)(iii) except for the fact that he did not serve as an executive officer of Rentech at the end of the completed fiscal year.

Perquisites

	Auto	Other		Financial &
Name	Allowance	Payments		Tax Planning	Total
D. Hunt Ramsbottom	$14,400	—		$16,875	$31,275
Dan J. Cohrs	$12,000	—		$16,875	$28,875
Douglas M. Miller	$12,000	—		$16,875	$28,875
Richard T. Penning	$9,000	$35,510	(1)	$16,875	$61,385
Harold A. Wright	$12,000	—		—	$12,000
Colin M. Morris	$12,000	—		$16,875	$28,875

(1)	Relocation expenses of $32,000 and medical benefits of $3,510 paid by Rentech in accordance with severance provisions in Mr. Penning’s employment agreement.
Grants of Plan-Based Awards
The following table sets forth information with respect to the NEOs concerning the grant of plan-based awards during the last fiscal year.

										All Other
									All Other	Option		Grant
			Estimated Future			Estimated Future			Stock	Awards:	Exercise or	Date
			Payouts Under Non-Equity			Payouts Under Equity			Awards:	Number of	Base Price of	Closing	Grant
		Equity or	Incentive Plan Awards			Incentive Plan Awards			Number of	Securities	Option	Market	Date
	Grant	Non-Equity	Threshold	Target	Maximum	Threshold	Target	Maximum	Shares of Stock	Underlying	Awards	Price	Fair Value
Name	Date	Award	($)	($)	($)	(#)	(#)	(#)	or Units (#)	Options (#)	($ per Share)	Per Share	($) (1)	Notes
D. Hunt Ramsbottom	11/17/09	Equity	—	—	—	—	1,000,000	1,000,000	—	—	—	$1.25	$980,292	(2)
D. Hunt Ramsbottom	11/17/09	Equity	—	—	—	—	—	—	225,000	—	—	$1.25	$191,604	(3)
D. Hunt Ramsbottom	11/3/09	Equity	—	—	—	—	—	—	133,226	—	—	$1.35	$92,086	(4)
D. Hunt Ramsbottom	12/10/09	Equity	—	—	—	—	—	—	29,751	—	—	$1.69	$25,743	(5)
Dan J. Cohrs	11/17/09	Equity	—	—	—	—	700,000	700,000	—	—	—	$1.25	$686,205	(2)
Dan J. Cohrs	11/17/09	Equity	—	—	—	—	—	—	185,000	—	—	$1.25	$157,540	(3)
Dan J. Cohrs	12/10/09	Equity	—	—	—	—	—	—	16,402	—	—	$1.69	$14,192	(5)
Douglas M. Miller	11/17/09	Equity	—	—	—	—	500,000	500,000	—	—	—	$1.25	$490,146	(2)
Douglas M. Miller	11/17/09	Equity	—	—	—	—	—	—	150,000	—	—	$1.25	$127,736	(3)
Douglas M. Miller	11/3/09	Equity	—	—	—	—	—	—	45,355	—	—	$1.35	$31,349	(4)
Douglas M. Miller	12/10/09	Equity	—	—	—	—	—	—	10,399	—	—	$1.69	$8,998	(5)
Richard Penning	11/17/09	Equity	—	—	—	—	500,000	500,000	—	—	—	$1.25	$490,146	(2)(6)
Richard Penning	11/17/09	Equity	—	—	—	—	—	—	150,000	—	—	$1.25	$127,736	(3)(6)
Richard Penning	11/3/09	Equity	—	—	—	—	—	—	30,758	—	—	$1.35	$21,260	(4)(6)
Richard Penning	12/10/09	Equity	—	—	—	—	—	—	7,379	—	—	$1.69	$6,385	(5)(6)
Harold A. Wright	11/17/09	Equity	—	—	—	—	350,000	350,000	—	—	—	$1.25	$343,102	(2)
Harold A. Wright	11/17/09	Equity	—	—	—	—	—	—	100,000	—	—	$1.25	$85,158	(3)
Harold A. Wright	11/3/09	Equity	—	—	—	—	—	—	22,782	—	—	$1.35	$15,747	(4)
Harold A. Wright	12/10/09	Equity	—	—	—	—	—	—	9,876	—	—	$1.69	$8,546	(5)
Colin M. Morris	11/17/09	Equity	—	—	—	—	300,000	300,000	—	—	—	$1.25	$294,088	(2)
Colin M. Morris	11/17/09	Equity	—	—	—	—	—	—	100,000	—	—	$1.25	$85,158	(3)
Colin M. Morris	11/3/09	Equity	—	—	—	—	—	—	37,016	—	—	$1.35	$25,585	(4)
Colin M. Morris	12/10/09	Equity	—	—	—	—	—	—	7,467	—	—	$1.69	$6,461	(5)

(1)
Amounts reflect the full grant date fair value of RSUs granted during fiscal year 2010 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the fair value of all stock awards made to named executive officers in Note 15 — Accounting for Stock Based Compensation in our financial statements to our 2010 Form 10-K.

(2)
Represents RSU awards that may vest upon the achievement of certain performance targets. Vesting of the RSU awards is tied to milestones related to the development, construction and operation of the Company’s Rialto Project or another comparable project designated by the Compensation Committee. Sixty percent (60%) of the shares underlying each RSU award will vest upon the closing on financing for the project, twenty percent (20%) of the shares underlying each RSU award will vest upon completion of construction and initial operation of the project facility and twenty percent (20%) of the shares underlying each RSU award will vest upon sustained operation of the project facility.

(3)	Represents RSU awards that vest in three equal annual installments starting on November 17, 2010.

(4)	Represents RSU awards of which 50% — 55% have vested and the remaining portion will vest November 3, 2012.

(5)	Represents RSU awards of which 50% have vested and the remaining portion will vest on December 10, 2012.

(6)	At the end of fiscal year 2010, Mr. Penning no longer served as an executive officer of our Company and his awards were no longer outstanding.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information with respect to the NEOs, concerning the outstanding equity awards as of September 30, 2010.

	Option Awards					Stock Awards
			Equity					Equity
			Incentive					Incentive	Equity Incentive
			Plan Awards:				Market	Plan Awards:	Plan Awards:
	Number of	Number of	Number of			Number	Value	Number of	Market or
	Securities	Securities	Securities			of Shares or	of Shares or	Unearned	Payout
	Underlying	Underlying	Underlying			Units of	Units of	Shares, Units	Value of Unearned
	Unexercised	Unexercised	Unexercised	Option		Stock	Stock	or	Shares, Units or
	Options	Options	Unearned	Exercise	Option	that have not	that have not	Other Rights	Other Rights
	(#)	(#)	Options	Price	Expiration	Vested	Vested	that have not	that have not
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($) (1)	Vested (#)	Vested ($)(1)	Notes

D. Hunt Ramsbottom	250,000	—	—	$4.15	7/13/2016	—	—	—	—	(2)
	—	—	787,500	$1.82	(3)	—	—	—	—	(3)
	—	—	—	—	—	57,687	$57,110	—	—	(4)
	—	—	—	—	—	50,000	$49,500	—	—	(5)
	—	—	—	—	—	—	—	175,000	$173,250	(6)
	—	—	—	—	—	—	—	175,000	$173,250	(7)
	2,082,500	—	—	$1.82	(8)	—	—	—	—	(8)
	—	—	—	—	—	—	—	1,000,000	$990,000	(10)
	—	—	—	—	—	225,000	$222,750	—	—	(11)
	—	—	—	—	—	133,226	$131,894	—	—	(12)
	—	—	—	—	—	29,751	$29,453	—	—	(13)

Dan J. Cohrs	—	—	—	—	—	216,667	$214,500	—	—	(9)
	—	—	—	—	—	—	—	55,250	$54,698	(6)
	—	—	—	—	—	—	—	55,250	$54,698	(7)
	—	—	—	—	—	—	—	700,000	$693,000	(10)
	—	—	—	—	—	185,000	$183,150	—	—	(11)
	—	—	—	—	—	16,402	$16,238	—	—	(13)

Douglas M. Miller	130,000	—	—	$4.15	7/13/2016	—	—	—	—	(2)
	—	—	—	—	—	12,665	$12,538	—	—	(4)
	—	—	—	—	—	19,834	$19,636	—	—	(5)
	—	—	—	—	—	—	—	55,250	$54,698	(6)
	—	—	—	—	—	—	—	55,250	$54,698	(7)
	—	—	—	—	—	—	—	500,000	$495,000	(10)
	—	—	—	—	—	150,000	$148,500	—	—	(11)
	—	—	—	—	—	45,355	$44,901	—	—	(12)
	—	—	—	—	—	10,399	$10,295	—	—	(13)

Harold A. Wright	—	—	—	—	—	16,933	$16,764	—	—	(4)
	—	—	—	—	—	18,666	$18,479	—	—	(5)
	—	—	—	—	—	—	—	42,000	$41,580	(6)
	—	—	—	—	—	—	—	42,000	$41,580	(7)
	—	—	—	—	—	—	—	350,000	$346,500	(10)
	—	—	—	—	—	100,000	$99,000	—	—	(11)
	—	—	—	—	—	22,782	$22,554	—	—	(12)
	—	—	—	—	—	9,876	$9,777	—	—	(13)

Colin M. Morris	75,000	—	—	$4.15	7/13/2016	—	—	—	—	(2)
	—	—	—	—	—	15,644	$15,488	—	—	(4)
	—	—	—	—	—	16,334	$16,171	—	—	(5)
	—	—	—	—	—	—	—	45,500	$45,045	(6)
	—	—	—	—	—	—	—	45,500	$45,045	(7)
	—	—	—	—	—	—	—	300,000	$297,000	(10)
	—	—	—	—	—	100,000	$99,000	—	—	(11)
	—	—	—	—	—	37,016	$36,646	—	—	(12)
	—	—	—	—	—	7,467	$7,392	—	—	(13)

(1)	Calculated based on the $0.99 closing price of Rentech’s common stock on September 30, 2010.

(2)	Represents a stock option award that vested in three equal annual installments starting on July 14, 2007.

(3)
Represents a warrant granted in 2005 and held by East Cliff Advisors, LLC, an entity affiliated with Mr. Ramsbottom. Half of the warrant will vest upon the sooner of Rentech’s stock price reaching $5.25 or higher for 12 consecutive trading days or December 31, 2011 as long as Mr. Ramsbottom is still an employee of the Company. The expiration date for this half of the warrant has been extended to December 31, 2012. The other half of the warrant will vest upon Rentech’s stock price reaching $5.25 or higher for 12 consecutive trading days and the expiration date for this half of the warrant has been extended to the earlier of 90 days after Mr. Ramsbottom ceases to be employed by the Company or December 31, 2011.

(4)	Represents a RSU award that vests on April 1, 2011.

(5)	Represents a RSU award that vests in three equal annual installments starting on April 1, 2009.

(6)
Represents a performance share award, zero to 100% of which vests on April 1, 2011 depending on the Company’s volume weighted stock price on such date falling within a share price target range of greater than $2.00 and up to $4.00.

(7)
Represents a performance share award, zero to 100% of which vests on April 1, 2011 depending on the Company’s total shareholder return ranking relative to the total shareholder return of a specified peer group.

(8)
Represents a warrant held by East Cliff Advisors, LLC, an entity affiliated with Mr. Ramsbottom. The expiration date for this warrant is the earlier of 90 days after Mr. Ramsbottom ceases to be employed by the Company or December 31, 2011.

(9)	Represents a RSU award that vests in three equal annual installments starting on October 22, 2009.

(10)
Represents RSU awards that may vest upon the achievement of certain performance targets. Vesting of the RSU awards is tied to milestones related to the development, construction and operation of the Company’s Rialto Project or another comparable project designated by the Compensation Committee. Sixty percent (60%) of the shares underlying each RSU award will vest upon the closing on financing for the project, twenty percent (20%) of the shares underlying each RSU award will vest upon completion of construction and initial operation of the project facility and twenty percent (20%) of the shares underlying each RSU award will vest upon sustained operation of the project facility.

(11)	Represents RSU awards that vest in three equal installments starting on November 17, 2010.

(12)	Represents RSU awards of which 50% — 55% have vested and the remaining portion will vest November 3, 2012.

(13)	Represents RSU awards of which 50% have vested and the remaining portion will vest on December 10, 2012.
Option Exercises and Stock Vested
The following table sets forth information with respect to the NEOs concerning the option exercises and stock vested during the fiscal year ended September 30, 2010.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized	Shares Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($) (1)
D. Hunt Ramsbottom	—	—	31,660	$32,610
Dan J. Cohrs	—	—	69,604	$109,278
Douglas M. Miller	—	—	11,545	$11,891
Richard T. Penning	—	—	106,973	$125,420
Harold A. Wright	—	—	44,226	$45,553
Colin M. Morris	—	—	9,150	$9,425

(1)
Represents the amount equal to the closing market price of the a share of the Company’s common stock on the date of vesting multiplied by the number of shares pursuant to the RSU award that vested on such date.

Potential Payments upon Termination or Change-in-Control
The employment agreements of Messrs. Ramsbottom, Cohrs, Miller, Wright and Morris (discussed below) provide for severance payments upon termination without cause, non-renewal of the executive’s employment agreement and the executive’s resignation for good reason. The employment agreements also provide for payments upon a termination without cause and executive’s resignation for good reason upon a change in control at the Company. In addition, the performance share and RSU agreements of Messrs. Ramsbottom, Cohrs, Miller, Wright and Morris identified in the tables below provide for accelerated vesting upon the occurrence of the same events. In the event that any severance payments to Messrs. Ramsbottom, Cohrs, Miller, Wright and Morris are subject to federal excise taxes under the “golden parachute” provisions of the Internal Revenue Code, Rentech is required to pay the executives a gross-up for any such excise taxes plus any excise, income or payroll taxes owed on the payment of the gross-up for the excise taxes. No severance payments or accelerated vesting events are provided if a NEO is terminated for cause or resigns without good reason.
The potential payouts and vesting amounts that each of Messrs. Ramsbottom, Cohrs, Miller, Wright and Morris would receive upon one of the qualifying termination or change in control events described above, assuming such event occurred on September 30, 2010, are set forth in the tables below. Mr. Penning was not an executive officer of the Company on such date and therefore is not included in the tabular disclosure below. The amounts include the fair value of accelerated RSU awards valued as of September 30, 2010.
Termination without Cause or for Good Reason as of September 30, 2010

	Cash	Acceleration	Medical
	Severance	of Restricted	Benefits
Name	Payments	Stock Units	Payments	Gross-up	Total
D. Hunt Ramsbottom (1)	$1,257,000	$86,625	$26,895	—	$1,370,520
Dan J. Cohrs (2)	$580,800	$134,599	$26,895	—	$742,294
Douglas M. Miller (3)	$527,250	$27,349	$26,895	—	$581,494
Harold A. Wright (4)	$405,000	$20,790	$26,895	—	$452,685

Colin M. Morris (5)	$354,750	$22,523	$10,589	—	$387,862

(1)
Mr. Ramsbottom’s cash severance payments would equal three times his annual base salary paid over the two year period after his termination date. Mr. Ramsbottom’s medical benefits would be paid by the Company for 18 months. Based upon the total shareholder return of the Company as of September 30, 2010 relative to the specified peer group, 50% of Mr. Ramsbottom’s total shareholder return performance share award would accelerate and vest upon termination.

(2)
Mr. Cohrs’ cash severance payments would equal the sum of (a) his annual base salary paid over the one year period after executive’s termination date and (b) a target bonus equal to 60% of his annual base salary paid on the date when executive bonuses are paid for the fiscal year in which the termination takes place. Mr. Cohrs’ medical benefits would be paid by the Company for 18 months. Based upon the total shareholder return of the Company as of September 30, 2010 relative to the specified peer group, 50% of Mr. Cohrs’ total shareholder return performance share award would accelerate and vest upon termination. In addition, the RSUs scheduled to vest over the next 12 months pursuant to his inducement award would accelerate and vest upon termination.

(3)
Mr. Miller’s cash severance payments would equal the sum of (a) his annual base salary paid over the one year period after executive’s termination date and (b) a target bonus equal to 50% of his annual base salary paid on the date when executive bonuses are paid for the fiscal year in which the termination takes place. Mr. Miller’s medical benefits would be paid by the Company for 18 months. Based upon the total shareholder return of the Company as of September 30, 2010 relative to the specified peer group, 50% of Mr. Miller’s total shareholder return performance share award would accelerate and vest upon termination.

(4)
Mr. Wright’s cash severance payments would equal the sum of (a) his annual base salary paid over the one year period after his termination date and (b) a target bonus equal to 50% of his annual base salary paid on the date when executive bonuses are paid for the fiscal year in which the termination takes place. Mr. Wright’s medical benefits would be paid by the Company for 18 months. Based upon the total shareholder return of the Company as of September 30, 2010 relative to the specified peer group, 50% of Mr. Wright’s total shareholder return performance share award would accelerate and vest upon termination.

(5)
Mr. Morris’ cash severance payments would equal the sum of (a) his annual base salary paid over the one year period after his termination date and (b) a target bonus equal to 50% of his annual base salary paid on the date when executive bonuses are paid for the fiscal year in which the termination takes place. Mr. Morris’ medical benefits would be paid by the Company for 18 months. Based upon the total shareholder return of the Company as of September 30, 2010 relative to the specified peer group, 50% of Mr. Morris’ total shareholder return performance share award would accelerate and vest upon termination.

Termination For Non-Renewal of Employment Agreement

	Cash	Acceleration	Medical
	Severance	of Restricted	Benefits
Name	Payments	Stock Units	Payments	Gross-up	Total
D. Hunt Ramsbottom (1)	$1,257,000	$86,625	$26,895	—	$1,370,520
Dan J. Cohrs (2)	$363,000	$134,599	—	—	$497,599
Douglas M. Miller (3)	$351,500	$27,349	—	—	$378,849
Harold A. Wright (4)	$270,000	$20,790	—	—	$290,790
Colin M. Morris (5)	$236,500	$22,523	—	—	$259,023

(1)
Mr. Ramsbottom’s cash severance payments would equal three times his annual base salary paid over the two year period after his termination date. Mr. Ramsbottom’s medical benefits would be paid by the Company for 18 months. Based upon the total shareholder return of the Company as of September 30, 2010 relative to the specified peer group, 50% of Mr. Ramsbottom’s total shareholder return performance share award would accelerate and vest upon termination.

(2)
Mr. Cohrs’ cash severance payments would equal to his annual base salary paid over the one year period after executive’s termination date. Based upon the total shareholder return of the Company as of September 30, 2010 relative to the specified peer group, 50% of Mr. Cohrs’ total shareholder return performance share award would accelerate and vest upon termination. In addition, the RSUs scheduled to vest over the next 12 months pursuant to his inducement award would accelerate and vest upon termination.

(3)
Mr. Miller’s cash severance payments would equal to his annual base salary paid over the one year period after executive’s termination date. Based upon the total shareholder return of the Company as of September 30, 2010 relative to the specified peer group, 50% of Mr. Miller’s total shareholder return performance share award would accelerate and vest upon termination.

(4)
Mr. Wright’s cash severance payments would equal to his annual base salary paid over the one year period after executive’s termination date. Based upon the total shareholder return of the Company as of September 30, 2010 relative to the specified peer group, 50% of Mr. Wright’s total shareholder return performance share award would accelerate and vest upon termination.

(5)
Mr. Morris’ cash severance payments would equal to his annual base salary paid over the one year period after executive’s termination date. Based upon the total shareholder return of the Company as of September 30, 2010 relative to the specified peer group, 50% of Mr. Morris’ total shareholder return performance share award would accelerate and vest upon termination.

Termination without Cause, for Good Reason or Non-Renewal of Employment Agreement upon a Change in Control as of September 30, 2010

	Cash	Acceleration	Medical
	Severance	of Restricted	Benefits
Name	Payments	Stock Units	Payments	Gross-up	Total
D. Hunt Ramsbottom (1)	$1,257,000	$837,207	—	—	$2,094,207
Dan J. Cohrs (2)	$580,800	$523,283	—	—	$1,104,083
Douglas M. Miller (3)	$527,250	$345,264	—	—	$872,514
Harold A. Wright (3)	$405,000	$249,735	—	—	$654,735
Colin M. Morris (3)	$354,750	$264,787	—	—	$619,537

(1)
Mr. Ramsbottom’s cash severance payments would equal the sum of (a) two times his annual base salary and (b) the higher of (i) his target bonus equal to his annual base salary or (ii) his prior year’s actual bonus. The cash severance payments would be due within ten business days of his termination. All of Mr. Ramsbottom’s RSU Awards and performance share awards would accelerate and vest upon termination, excluding the RSU award with vesting based on achievement of project milestones.

(2)
Mr. Cohrs’ cash severance payments would equal the sum of (a) his annual base salary and (b) the higher of (i) his target bonus equal to 60% of his annual base salary or (ii) his prior year’s actual bonus. The cash severance payments would be due within ten business days of his termination. All of executive’s RSU Awards and performance share awards would accelerate and vest upon termination, excluding the RSU award with vesting based on achievement of project milestones.

(3)
The executive’s cash severance payments would equal the sum of (a) executive’s annual base salary and (b) the higher of (i) executive’s target bonus equal to 50% of his annual base salary or (ii) executive’s prior year’s actual bonus. The cash severance payments would be due within ten business days of executive’s termination. RSU Awards and performance share awards would accelerate and vest upon termination, excluding the RSU award with vesting based on achievement of project milestones.

Change in Control or Termination upon Death or Disability
The employment agreements for the NEOs do not provide for any payments beyond those available to all salaried employees upon a change in control without a termination, or upon termination for death or disability. Various equity awards held by the NEOs may vest in the event of a change in control, death or disability pursuant to the terms of the equity award agreements. The following table provides the value of the portion of those equity awards that vest as a result of a change in control, death or disability as of September 30, 2010.

	Change in	Death or
Name	Control	Disability
D. Hunt Ramsbottom	$614,457	$577,332
Dan J. Cohrs	$125,633	$441,237
Douglas M. Miller	$196,764	$263,218
Harold A. Wright	$150,735	$187,365
Colin M. Morris	$165,786	$197,219
Director Compensation
The following table sets forth compensation information with respect to our non-employee directors as of the end of the last fiscal year.

					Change in Pension
	Fees			Non-Equity	Value and
	Earned or			Incentive	Nonqualified
	Paid in	Stock	Option	Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($) (1)	($) (1)	($)	Earnings	($)	($)
Michael S. Burke	$42,500	$50,040	$24,991	—	—	—	$117,531
Michael F. Ray	$39,750	$50,040	$24,991	—	—	—	$114,781
Ronald M. Sega	$32,250	$50,040	$24,991	—	—	—	$107,281
Edward M. Stern	$39,750	$50,040	$24,991	—	—	—	$114,781
Halbert S. Washburn	$37,000	$50,040	$24,991	—	—	—	$112,031
John A. Williams	$25,000	$50,040	$46,218	—	—	—	$121,258
Dennis L. Yakobson	$50,000	$50,040	$24,991	—	—	—	$125,031

(1)
The amount reflects the aggregate grant date fair value for the 2010 awards, calculated in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all stock awards granted in Note 15 — Accounting for Stock Based Compensation in our financial statements to our 2010 Form 10-K.

Directors who are employees of Rentech do not receive additional compensation for their services. The compensation plan for nonemployee directors provides for an annual retainer of $30,000 to be paid in $7,500 quarterly increments to each outside director. Additional cash compensation is provided for participation in committees of the Board, up to a maximum of $15,000 per year for all committee work. The Chairman of the Board receives $25,000 per year, the Chairman of the Audit Committee receives $15,000 per year; the Chairman of the Compensation and the Chairman of the Nominating Committee receive $7,500 per year; and regular committee members receive $5,000 per year. Directors are reimbursed for reasonable out-of-pocket expenses incurred in their capacity as directors. No additional cash fees are paid to directors for attendance at Board or committee meetings.
Each new non-employee member of the Board is granted a five-year, fully-vested option to purchase 20,000 shares of the Company’s common stock at the fair market value of the Company’s common stock on the date of grant. Each non-employee director serving immediately following the Company’s annual meeting of shareholders also is granted the number of shares of fully vested Company common stock obtained by dividing $50,000 by the fair market value of the Company’s common stock on the date of grant, rounded up to the nearest 100 shares. Each non-employee director serving immediately following the Company’s annual meeting of shareholders also is granted a stock option with a six-year term to purchase shares of the Company’s common stock equal in value to $25,000 based on the Black-Scholes option-pricing model at an exercise price equal to the fair market value of a share of the Company’s common stock on the date of grant, determined in accordance with our Incentive Plan. The stock option will vest in a single installment on the earlier of the one year anniversary of the date of grant and the Company’s annual meeting of shareholders, subject to the director’s continued Board service through such date.
Employment Contracts
As of September 30, 2010, we had entered into employment agreements with certain of our named executive officers including, Messrs. Ramsbottom, Cohrs, Miller, Wright and Morris as described below. Mr. Penning was not an executive officer of the Company on such date, but is included in the descriptions below.
D. Hunt Ramsbottom
Mr. Ramsbottom’s employment agreement continues through December 31, 2011, subject to automatic one-year renewals, and provides for a current base salary of $440,000 per year (subject to increase) and a bonus opportunity targeted at 100% of base salary (with actual bonus eligibility ranging from 0 — 200% of base salary). Upon a termination of Mr. Ramsbottom’s employment without “cause” or with “good reason” (each as defined in his employment agreement) or due to a non-renewal of his employment term by the Company, Mr. Ramsbottom is entitled to receive an amount equal to three times his base salary, payable over two years, in addition to Company-paid continuation health benefits for up to eighteen months. If Mr. Ramsbottom’s employment terminates without “cause,” with “good reason” or due to a non-renewal of his employment term by the Company in connection with a change in control of the Company, his cash severance will be paid in a lump sum and, if his annual bonus for the year immediately preceding his termination exceeds his then-current base salary, the cash severance will equal twice his base salary plus the amount of his prior year annual bonus (instead of three times his base salary). Payments made upon each termination scenario are subject to the executive signing a release of claims against the Company.
Dan J. Cohrs
Mr. Cohrs’ employment agreement continues through October 22, 2011, subject to automatic one-year renewals, and provides for a current base salary of $377,500 per year (subject to increase) and a bonus opportunity targeted at 60% of base salary (with actual bonus eligibility ranging from 0 — 120% of base salary). Under Mr. Cohrs’ employment agreement, in December 2008 Mr. Cohrs was granted 325,000 RSUs (vesting in annual increments over three years) and 110,500 performance shares which vest subject to the attainment of specified performance objectives. Mr. Cohrs’ employment agreement also provides for a one-time commencement payment of $25,000. Upon a termination of Mr. Cohrs’ employment without “cause” or with “good reason” (each as defined in his employment agreement), Mr. Cohrs is entitled to receive an amount equal to one times his base salary, payable over one year, in addition to payment of his target bonus and Company-paid continuation health benefits for up to eighteen months. If Mr. Cohrs’ employment terminates without “cause,” with “good reason” or due to a non-renewal of his employment term by the Company in connection with a change in control of the Company, his cash severance will be paid in a lump sum and, if his annual bonus for the year immediately preceding his termination exceeds his target bonus, the prior year’s actual bonus will be substituted for the target bonus. If Mr. Cohrs’ employment terminates due to a non-renewal of his employment term by the Company (other than in connection with a change in control of the Company), Mr. Cohrs is entitled to receive an amount equal to one times his base salary, payable over one year, in addition to which he may receive payment of a discretionary bonus. Payments made upon each termination scenario are subject to the executive signing a release of claims against the Company.

Richard T. Penning
Mr. Penning’s employment agreement provided for a base salary of $293,400 per year (subject to increase) and a bonus opportunity targeted at 50% of base salary (with actual bonus eligibility ranging from 0 — 100% of base salary). Upon a termination of Mr. Penning’s employment without “cause” or with “good reason” (each as defined in his employment agreement), Mr. Penning was entitled to receive an amount equal to one times his base salary plus up to an additional $32,000 in connection with certain relocation expenses, each payable over one year, in addition to Company-paid continuation health benefits for up to eighteen months and payment of his target bonus. If Mr. Penning’s employment terminated without “cause,” with “good reason” or due to a non-renewal of his employment term by the Company in connection with a change in control of the Company, his cash severance would be paid in a lump sum and, if his annual bonus for the year immediately preceding his termination exceeded his target bonus, the prior year’s actual bonus would be substituted for the target bonus. If Mr. Penning’s employment terminated due to a non-renewal of his employment term by the Company (other than in connection with a change in control of the Company), Mr. Penning was entitled to receive an amount equal to one times his base salary plus up to an additional $32,000 in connection with certain relocation expenses, payable over one year, in addition to which he may receive payment of a discretionary bonus. Payments made upon each termination scenario are subject to the executive signing a release of claims against the Company.
Douglas M. Miller
Mr. Miller’s employment agreement continues through January 20, 2012, subject to automatic one-year renewals, and provides for a current base salary of $351,500 per year (subject to increase) and a bonus opportunity targeted at 50% of base salary (with actual bonus eligibility ranging from 0 — 100% of base salary). Upon a termination of Mr. Miller’s employment without “cause” or with “good reason” (each as defined in his employment agreement), Mr. Miller is entitled to receive an amount equal to one times his base salary, payable over one year, in addition to Company-paid continuation health benefits for up to eighteen months, and payment of his target bonus. If Mr. Miller’s employment terminates without “cause,” with “good reason” or due to a non-renewal of his employment term by the Company in connection with a change in control of the Company, his cash severance will be paid in a lump sum and, if his annual bonus for the year immediately preceding his termination exceeds his target bonus, the prior year’s actual bonus will be substituted for the target bonus. If Mr. Miller’s employment terminates due to a non-renewal of his employment term by the Company (other than in connection with a change in control of the Company), Mr. Miller is entitled to receive an amount equal to one times his base salary, payable over one year, in addition to which he may receive payment of a discretionary bonus. Payments made upon each termination scenario are subject to the executive signing a release of claims against the Company.
Harold A. Wright
Mr. Wright’s employment agreement continues through November 3, 2011, subject to automatic one-year renewals, and provides for a current base salary of $278,000 per year (subject to increase) and a bonus opportunity targeted at 50% of base salary (with actual bonus eligibility ranging from 0 — 100% of base salary). Upon a termination of Mr. Wright’s employment without “cause” or with “good reason” (each as defined in his employment agreement), Mr. Wright is entitled to receive an amount equal to one times his base salary, payable over one year, in addition to Company-paid continuation health benefits for up to eighteen months, and payment of his target bonus. If Mr. Wright’s employment terminates without “cause,” with “good reason” or due to a non-renewal of his employment term by the Company in connection with a change in control of the Company, his cash severance will be paid in a lump sum and, if his annual bonus for the year immediately preceding his termination exceeds his target bonus, the prior year’s actual bonus will be substituted for the target bonus. If Mr. Wright’s employment terminates due to a non-renewal of his employment term by the Company (other than in connection with a change in control of the Company), Mr. Wright is entitled to receive an amount equal to one times his base salary, payable over one year, in addition to which he may receive payment of a discretionary bonus. Payments made upon each termination scenario are subject to the executive signing a release of claims against the Company.

Colin M. Morris
Mr. Morris’ employment agreement continues through November 3, 2011, subject to automatic one-year renewals, and provides for a current base salary of $248,300 per year (subject to increase) and a bonus opportunity targeted at 50% of base salary (with actual bonus eligibility ranging from 0 — 100% of base salary). Upon a termination of Mr. Morris’ employment without “cause” or with “good reason” (each as defined in his employment agreement), Mr. Morris is entitled to receive an amount equal to one times his base salary, payable over one year, in addition to Company-paid continuation health benefits for up to eighteen months, and payment of his target bonus. If Mr. Morris’ employment terminates without “cause,” with “good reason” or due to a non-renewal of his employment term by the Company in connection with a change in control of the Company, his cash severance will be paid in a lump sum and, if his annual bonus for the year immediately preceding his termination exceeds his target bonus, the prior year’s actual bonus will be substituted for the target bonus. If Mr. Morris’ employment terminates due to a non-renewal of his employment term by the Company (other than in connection with a change in control of the Company), Mr. Morris is entitled to receive an amount equal to one times his base salary, payable over one year, in addition to which he may receive payment of a discretionary bonus. Payments made upon each termination scenario are subject to the executive signing a release of claims against the Company.
The employment agreements entitle the executives to a “gross-up” payment from the Company equal to any excise taxes that the executive incurs under Internal Revenue Code Section 280G (and any taxes on such gross-up payment) in connection with a change in control of the Company. The agreements also provide in addition to customary health, welfare, retirement and vacation benefits and certain other perquisites and contain customary confidentiality and other restrictive covenants. Each of the executives covered by an employment agreement has also executed a corporate confidentiality and proprietary rights agreement. Though not addressed in the employment agreements, each of the NEOs is entitled to accelerated vesting of certain equity awards in the event of a change in control of the Company.
Compensation Risk Assessment
The Company has assessed the compensation policies and practices for its employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company. In reaching its conclusion, the Company considered the following elements of the company’s compensation plans and policies:
•
The mix of fixed (base salary) and variable (cash annual incentive and equity) compensation, including short-term (cash annual incentive) and long-term (equity) incentives, reduces the significance of any one particular compensation component;

•
The mix of various types of equity awards (including RSUs and stock options) which have different vesting provisions that are based on a variety of factors including stock performance, accomplishment of commercial milestones and time vesting, so that no single event drives long-term compensation;

•	The fact that all of our equity awards vest over time, typically three years, encouraging a long-term view by recipients;
•	The Compensation Committee oversees the Company’s equity plans and incentive based bonus awards and has the discretion to reduce or eliminate bonuses based on performance; and
•	A formal performance evaluation approach based on quantitative and qualitative performance is used company-wide setting cash and equity incentives.
Audit Committee and Audit Committee Financial Expert
The Board of Directors has a standing Audit Committee. The Board of Directors has determined that each member of the Audit Committee is “independent” within the meaning of the rules of the SEC and the NYSE Amex.
The charter of our Audit Committee is available on the Corporate Governance section of our website at http://www.rentechinc.com. The Board of Directors regularly reviews developments in corporate governance and modifies the charter as warranted. Modifications are reflected on our website at the address previously given. Information contained on our website is not incorporated into and does not constitute a part of this proxy statement. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to the website.

The Audit Committee of the Board of Directors has been delegated responsibility for reviewing with the independent auditors the plans and results of the audit engagement; reviewing the adequacy, scope and results of the internal accounting controls and procedures; reviewing the degree of independence of the auditors; reviewing the auditors’ fees; and recommending the engagement of the auditors to the full Board of Directors.
The Audit Committee currently consists of Mr. Burke, Mr. Ray and Mr. Washburn. The Board of Directors has determined that Mr. Burke, the Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined by the rules of the SEC.
Audit Committee Report
The Audit Committee of the Board of Directors is composed entirely of independent directors, as independence is defined by the listing standards of the NYSE Amex and the rules of the SEC. The Audit Committee assists the Board of Directors with overseeing the accounting and financial reporting processes of Rentech and the audits of the financial statements of Rentech.
In fulfilling its responsibilities during the past fiscal year, the committee:
•
Discussed with the independent accountants, among other issues, the matters to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight board in Rule 3200T;

•
Received the written disclosures and the letter from the auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with the independent accountants their independence;

•	Discussed the overall audit process and reviewed related reports;
•	Involved the independent accountants in the committee’s review of Rentech’s financial statements and related reports with management as well as management’s assessment of internal controls;
•	Provided independent accountants the full access to the committee and the Board, to report on appropriate matters;
•	Discussed with the independent accountants matters required to be reviewed by generally accepted auditing standards;
•	Assessed the competence and qualification of PricewaterhouseCoopers LLP. to serve as Rentech’s auditors; and
•	Reviewed and discussed the audited financial statements with Rentech’s management.
In addition, the committee considered the quality and adequacy of Rentech’s internal controls and the status of pending litigation, taxation matters and other areas of oversight to the financial reporting and audit process that the committee determined appropriate.
Based on these reviews and discussions, the committee recommended to the Board of Directors, and the Board has approved, the annual report on Form 10-K for the fiscal year ended September 30, 2010. Subsequent to such recommendation, the Board has approved inclusion of the audited financial statements in the annual report on Form 10-K for filing with the SEC.

The report and opinion of PricewaterhouseCoopers LLP are filed separately in Rentech’s annual report on Form 10-K for the fiscal year ended September 30, 2010, and should be read in conjunction with the information contained in this section of the proxy statement and the review of the audited financial statements.
AUDIT COMMITTEE
Michael S. Burke, Chairman
Michael F. Ray
Halbert S. Washburn
In accordance with the rules and regulations of the SEC, neither the report of the Audit Committee nor the report of the Compensation Committee appearing in this proxy statement will be deemed to be soliciting material or to be filed with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934 or to the liabilities of Section 18 of the Exchange Act, and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.
Nominating Committee and Shareholder Communications
The Nominating Committee currently consists of Ronald M. Sega and Edward M. Stern. The Nominating Committee’s primary duty is to make recommendations to the Board of Directors regarding composition of the Board of Directors, recruitment of new directors, and performance of the Board. The committee’s policy is to identify and consider candidates for election as directors, including candidates recommended by our security holders. To submit recommendations to the Board of Directors with suggestions for election, or to send communications to the Board about other corporate matters, security holders may write to the Chairman of the Board or to any one or more individual directors at our address given on the first page of this proxy statement.
In considering suggestions for nominations, the committee will review the composition of the Board of Directors in relation to the efforts of Rentech to maintain effective corporate governance practices. The committee will consider Rentech’s business plan, the perspective of its security holders, and applicable regulations regarding the duties and qualifications of directors. In consultation with the Chairman of the Board, the committee will evaluate candidates against the qualifications that the committee expects to develop, conduct appropriate verifications of the background of candidates, interview selected candidates, identify potential conflicts of interest, and present the candidates who have been suggested to the full Board of Directors, with the committee’s recommendations for nominations.
Rentech does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board of Directors will possess the appropriate talent, skills and expertise to oversee the Company’s business. When considering a potential director candidate, the Nominating Committee evaluates the entirety of each candidate’s experience and qualifications. The Nominating Committee looks for personal and professional integrity, demonstrated ability and judgment and business experience.
To be considered by the Nominating Committee, suggestions by security holders must be submitted before Rentech’s fiscal year-end, and must be accompanied by a description of the qualifications of the proposed candidate and a written statement by the proposed candidate that he or she is willing to be nominated and desires to serve, if elected. The committee may require that the proposed nominee furnish other information as it may reasonably request to assist in determining the qualifications of the proposed nominee to serve as a director. This restriction on eligibility is removed after the action or proceeding is finally resolved.
The Nominating Committee requires all candidates to complete a Prospective Director Questionnaire, provide a current curriculum vitae, and satisfy a credit and background check. In addition, the committee will conduct telephone and in-person meetings with all candidates. Factors the committee considers vital for all candidates include industry experience, management experience, and public company experience.

Stock Performance Chart
The following graph and table compares the cumulative total shareholder return on our common stock to that of the NYSE Amex Composite Index (the “NYSE Amex Composite”), the Russell 2000 Index (the “Russell 2000”), a new alternative energy peer group which is the Ardour Global Alternative Energy Index — North America (the “New Alternative Energy Peer Group”), and two customized peer groups for the last five fiscal years ending September 30. The first customized peer group of six companies includes: Evergreen Energy, Inc., Fuel Tech, Inc., Headwaters, Inc., Pacific Ethanol, Inc., Syntroleum Corporation and Verasun Energy Corporation (the “Old Peer Group”). The second customized peer group of four companies includes: Agrium Inc., CF Industries Holdings, Inc., Terra Nitrogen Company, L.P., and Yara International (the “New Fertilizer Peer Group”). The following graph and table assumes that a $100 investment was made at the close of trading on September 30, 2005 in our common stock and in the indexes and the peer groups, and that dividends, if any, were reinvested. The stock price performance shown on the graph below should not be considered indicative of future price performance.
Rentech has used the Old Peer Group for comparison purposes because Rentech believed that the selected companies were more comparable to Rentech than the published indexes available at the time. The Old Peer Group is made up of companies that engage in the development of lower emission fuel technologies and related businesses as a significant element of their overall business. However, the companies included in the Old Peer Group do not participate in the nitrogen products manufacturing business, which is one of our principal lines of business. In addition, the market capitalizations of many of the companies included in the Old Peer Group are different from Rentech’s market capitalization and at least one of the companies is not currently trading on a public exchange. For fiscal year 2011, Rentech has ceased using the Old Peer Group and the NYSE Amex Composite and has begun using the New Alternative Energy Peer Group, the New Fertilizer Peer Group and the Russell 2000 for the comparison purposes described above. Rentech believes that the Russell 2000 will be more comparable than the NYSE Amex Composite to Rentech because it measures the performance of the small-cap segment of the U.S. equity market. Rentech believes that the New Alternative Energy Peer Group (comprised of alternative energy companies) and the New Fertilizer Peer Group (comprised of companies in the nitrogen fertilizer business) will be more comparable to Rentech’s alternative energy and nitrogen products manufacturing business segments than the more narrow Old Peer Group.

Total Return Analysis

	9/05	9/06	9/07	9/08	9/09	9/10
Rentech, Inc.	100.00	183.00	85.38	52.57	64.03	38.97
NYSE Amex Composite	100.00	110.96	140.03	108.33	113.47	134.74
Russell 2000	100.00	109.92	123.49	105.60	95.52	108.27
New Alternative Energy Peer Group	100.00	84.85	101.48	84.53	62.74	59.87
Old Peer Group	100.00	66.20	44.50	25.46	14.20	9.78
New Fertilizer Peer Group	100.00	101.77	251.45	272.53	253.23	347.09
Transactions with Related Persons
Pursuant to its charter, the Audit Committee of the Board of Directors is responsible for reviewing and approving all related party transactions. While we do not have a formal written policy or procedure for the review, approval or ratification of related party transactions, the audit committee must review the material facts of any such transaction and approve that transaction on a case by case basis.

Mr. Williams was a greater than 10% shareholder of SilvaGas Holdings Corporation when it was acquired by the Company in June of 2009 pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”). In addition to the consideration paid at the closing, the former SilvaGas stockholders may be entitled to receive additional shares of the Company’s common stock as earn-out consideration. Potential earn-out consideration will be calculated based on the degree to which the biomass gasification unit implementing SilvaGas technology at the Company’s proposed project in Rialto, California, or an alternative project to be designated by the Company, achieves certain performance criteria no later than March 29, 2022. Depending on the performance of the gasifier, such additional earn-out consideration may vary from zero to the sum of (i) 6,250,000 shares of Company common stock and (ii) that number of shares equal in value to $5,500,000 at the time of any such payment (provided that such number may not exceed 11,000,000 shares). In the event the SilvaGas biomass gasification unit fails to achieve the performance criteria, SilvaGas stockholders may be entitled to receive shares of the Company’s common stock with a value equal to a portion of the licensing fees and other royalties the Company receives from licensing the SilvaGas technology. The SilvaGas stockholders will not be entitled to receive such common stock unless the licensing fees and other royalties received by the Company exceed a certain threshold. In no event will the aggregate consideration paid in shares of the Company to SilvaGas stockholders at closing and as earn-out consideration exceed 20% of the total outstanding common stock of the Company as of the date of the Merger Agreement. In addition, approximately 6,800,000 of the shares of our common stock issuable at closing were be deposited with an escrow agent to support certain indemnification obligations of the SilvaGas stockholders. Fifty percent of the escrow shares were to be released after two years if no claims were made against them and the remaining fifty percent were to be released after three years. No claims have been made to date and fifty percent of the escrow shares were released in December 2010 in exchange for extending the survival date of certain of the SilvaGas stockholders representations, warranties and covenants by an additional six months.
Code of Ethics
Rentech has adopted a code of business and conduct ethics that applies to Rentech’s directors, officers and employees. This code includes a special section entitled “Business Conduct and Ethics for Senior Financial Officers” which applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of the code of ethics was filed as an exhibit to Rentech’s annual report on Form 10-K for the fiscal year ended September 30, 2008 and is available on the Corporate Governance Section of our website at www.rentechinc.com. Our website address referenced above is not intended to be an active hyperlink, and the contents of our website shall not be deemed to be incorporated herein.
Independent Certified Public Accountants
The Board of Directors selected PricewaterhouseCoopers LLP as our independent certified public accountants for fiscal year 2011. To the knowledge of management, neither such firm nor any of its members has any direct or material indirect financial interest in Rentech nor any connection with Rentech in any capacity otherwise than as independent accountants.
A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting of shareholders to answer appropriate questions and will be afforded an opportunity to make a statement regarding the financial statements.
Principal Accountant Fees and Services
The following table presents fees billed and expected to be billed for professional audit services rendered by PricewaterhouseCoopers LLP for fiscal years 2010 and 2009 and fees billed and expected to be billed for other services rendered by PricewaterhouseCoopers LLP for fiscal years 2010 and 2009.

	Fiscal Year	Fiscal Year
	2010	2009
PricewaterhouseCoopers LLP:
Audit Fees (1)	$1,047,235	$905,229
Audit-Related Fees (2)	15,000	33,970
Tax Fees (3)	157,000	206,215
All Other Fees	—	—

Total	$1,219,235	$1,145,414

(1)
Represents the aggregate fees billed and expected to be billed for professional services rendered for the audit of Rentech’s consolidated financial statements for fiscal years ended September 30, 2010 and 2009, and for the audit of Rentech’s internal control over financial reporting and for reviews of the financial statements included in Rentech’s quarterly reports on Form 10-Q, assistance with Securities Act filings and related matters, consents issued in connection with SEC filings, and consultations on financial accounting and reporting standards arising during the course of the audit for fiscal years 2010 and 2009.

(2)	Represents fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Rentech’s financial statements, and are not reported as Audit Fees.

(3)	Represents the aggregate fees billed and expected to be billed for Rentech’s 2010 and 2009 tax return and tax consultation regarding property and sales tax issues.
The Audit Committee is required to pre-approve all audit services and non-audit services (other than de minimis non-audit services as defined by the Sarbanes-Oxley Act of 2002). Non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP were compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee pre-approved all fees incurred in fiscal year 2010.
ADOPTION OF AMENDED AND RESATED 2009 INCENTIVE AWARD PLAN
(Proxy Item 2)
The Board is recommending that stockholders approve the Amended and Restated 2009 Incentive Award Plan (the “Amended Plan”) at the annual meeting. On March 10, 2011 the Board authorized the Amended Plan, subject to stockholder approval. The Amended Plan is integral to the Company’s compensation strategies and programs. The Board believes that the Amended Plan provides the flexibility that the Company needs to keep pace with its competitors and effectively recruit, motivate, and retain the caliber of employees and directors essential for achievement of the Company’s success.
The Amended Plan amends the 2009 Incentive Award Plan, as amended (the “Plan”) in the following respects:
•	Increasing the maximum number of shares of common stock which may be issued or awarded under the Plan by 15,000,000 shares to a total of 24,500,000;
•	Revising the eligibility provision so that individuals eligible to participate in the Amended Plan include all employees, consultants, and independent directors of Rentech and its subsidiaries;
•
Providing that “full value awards” (which are awards other than stock options and stock appreciation rights, such as restricted stock, restricted stock units and similar awards) will count against the Amended Plan’s share limit as 1.5 shares for each share of stock delivered in settlement of a full-value award granted on or after the Amendment Date (and correspondingly, that full value awards that are terminated, expired, forfeited or settled in cash on or after the Amendment Date will be added back to the Amended Plan’s share limit as 1.5 shares);

•	Removing certain vesting limitations applicable to full value awards; and
•	Clarifying certain limitations on the transferability of awards and their underlying shares.

Shares Available Under Existing Arrangements and Burn Rate
As of December 31, 2010, (i) 299,429 shares were available for grant under the Plan; (ii) 158,430 shares were available for grant under our 2006 Amended and Restated Equity Incentive Award Plan; (iii) 8,240,813 options and compensatory warrants were outstanding with a weighted average price of $1.81 and a weighted average term of 6.11 years, and (iv) 8,471,420 full-value awards were outstanding.
The following table provides our burn rate for grants of options, compensatory warrants and full-value awards in each of the previous three fiscal years ended September 30, as well as the number of awards in each fiscal year which included performance vesting requirements:

			Non-Performance
		Compensatory	Contingent Full-Value	Performance	Performance
Fiscal Year	Options	Warrants	Awards Granted (1)	Awards Granted (2)	Awards Vested

2010	336,000	—	3,802,000	3,650,000	22,750
2009	270,000	—	753,000	111,000	—
2008	395,000	—	1,441,000	914,000	—

(1)	Includes restricted stock unit awards and stock grants.

(2)
Represents the number of Options, Compensatory Warrants and Full-Value Awards granted in each fiscal year which only vest upon the achievement of performance criteria. The performance awards granted in fiscal year 2010 only vest upon the achievement of specific milestones in the development of commercial projects using our technologies. The performance awards granted in fiscal years 2009 and 2008 only vest based on meeting absolute price performance targets or shareholder returns that are better than peer companies. Detailed descriptions of these performance vesting provisions can be found in this proxy statement under the heading “Compensation Discussion and Analysis” in the section titled Long-Term Incentive Equity Awards.

The Amended Plan is intended to provide the Company with the ability to motivate, attract and retain the services of a broad number of employees, consultants and directors. While the Chief Executive Officer is expected to participate in the Amended Plan, the Chief Executive Officer has not received any awards from the Plan thus far.
General
The purpose of the Amended Plan is to promote the success and enhance the value of Rentech by linking the personal interests of participants to those of our shareholders and by providing participants with an incentive for outstanding performance.
The Amended Plan provides for the grant to eligible individuals of stock options (including both incentive stock options and nonqualified stock options), restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and cash and equity performance-based awards. A summary of the principal provisions of the Amended Plan is set forth below. The summary is qualified by reference to the full text of the Amended Plan, which is attached hereto as Appendix A.
Administration
The Amended Plan is currently administered by the Compensation Committee (the “Committee”). The Committee consists of two or more directors, each of whom qualifies as a non-employee director pursuant to Rule 16b-3 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and an “independent director” under the rules of the NYSE Amex. The Committee has the exclusive authority to administer the Amended Plan including, subject to the terms of the Amended Plan and all applicable law, the power to determine eligibility, the types and sizes of awards, the price and timing of awards, any applicable vesting requirements or restrictions, and the acceleration or waiver of any such vesting requirements or restrictions, provided that the Committee does not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards. The Board may at any time exercise all powers of the Committee other than those powers that are required, under Section 162(m) of the Code or Rule 16b-3 under the Exchange Act, to be exercised solely by the Committee.

The Committee may delegate to a committee of one or more members of the Board or one or more officers of Rentech the authority to grant or amend awards to participants other than senior executives of Rentech who are subject to Section 16 of the Exchange Act, employees who are “covered employees” within the meaning of Section 162(m) of the Code or officers or directors to whom authority to grant or amend awards has been delegated.
Eligibility
Persons eligible to participate in the Amended Plan include employees, consultants, and directors of Rentech and its subsidiaries, as determined by the Committee.
Limitation on Awards and Shares Available
The aggregate number of shares of common stock which may be issued pursuant to awards under the Amended Plan is 24,500,000 shares (subject to adjustment to reflect certain changes in Rentech’s capital structure, described below). This represents an increase of 15,000,000 shares over the current number of shares available under the Plan. Full value awards granted under the Amended Plan on or after the Amendment Date will be counted against this limit as 1.5 shares for every one (1) share delivered in respect of such an award. Any shares that are subject to awards of options or stock appreciation rights granted will be counted against this limit as one (1) share for every one (1) share subject to such an award. The payment of dividend equivalents in cash in conjunction with outstanding awards will not be counted against the shares available for issuance under the Amended Plan. The shares of common stock covered by the Amended Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.
To the extent that an award terminates, expires, or lapses for any reason, any shares subject to the award may be used again for new grants under the Amended Plan and will be added back to the Amended Plan’s share limit as the number of shares by which such share limit would be debited by the grant of that award on or after the Amendment Date; however, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligations arising in connection with any awards may not be used for subsequent grants under the Amended Plan. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by Rentech or any of its subsidiaries will not be counted against the shares available for issuance under the Amended Plan.
The maximum number of shares of common stock that may be subject to one or more awards to a participant pursuant to the Amended Plan during any rolling three calendar-year period is 4,000,000 shares, and the maximum amount that may be paid in cash under the Amended Plan during any calendar year with respect to any performance-based award is $2,000,000. As of March 18, 2011 the closing price of the common stock on the NYSE Amex was $1.15 per share.
Awards
The Amended Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards.
Stock Options
Both incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the Amended Plan. The option exercise price of all stock options granted pursuant to the Amended Plan will not be less than 100% of fair market value of our common stock on the date of grant and, in the case of incentive stock options granted to individuals owning stock possessing more than 10% of the total combined voting power of all classes of Rentech stock, (“10% Holders”) the option exercise price will not be less than 110% of fair market value of the stock on the date of grant. Stock options may be exercised as determined by the Committee, but in no event after the tenth anniversary of the date of grant (and in no event after the fifth anniversary of the date of grant with respect to incentive stock options granted to 10% Holders). The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code may provide from time to time (and any options exceeding such limitation will be treated as nonqualified stock options).

Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent or by tendering previously acquired shares of common stock with a fair market value at the time of exercise equal to the exercise price (provided such shares have been held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and have a fair market value on the date of delivery equal to the aggregate exercise price of the option or exercised portion thereof) or other property acceptable to the Committee (including through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to Rentech in satisfaction of the option exercise price, provided that payment of such proceeds is then made to Rentech upon settlement of such sale). However, no participant who is a member of the Board or an “executive officer” of Rentech within the meaning of Section 13(k) of the Exhange Act will be permitted to pay the exercise price of an option in any method which would violate Section 13(k) of the Exchange Act (prohibiting certain extensions of credit to directors and executive officers).
Restricted Stock
A restricted stock award is the grant of shares of common stock to a participant for consideration determined by the Committee including services and/or cash, that is nontransferable and may be subject to a substantial risk of forfeiture until specific conditions are met. Conditions may include continuing employment and/or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee.
Stock Appreciation Rights
A stock appreciation right (a “SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over an amount equal to no less than the fair market value of a share of common stock on the date of grant of the SAR, which payment may be made in cash, common stock or a combination of both, in the discretion of the Committee. The term of any SAR will not exceed ten years from the date of grant.
Other Types of Awards
Performance share awards are shares granted to participants with restrictions that lapse only upon the attainment of specified performance goals. Performance stock units are awards representing the right to receive shares upon the attainment of specified performance goals. Dividend equivalent awards entitle participants to receive the equivalent value (in cash or additional shares) of dividends in respect of other awards held by participants when Rentech declares dividends with respect to the common stock underlying such awards. Stock payments are compensation in the form of shares of common stock that are granted without restrictions imposed by Rentech. Deferred stock awards represent the right to receive shares of common stock at a later date or dates if specified time-vesting or performance criteria are attained. Restricted stock units are awards representing the right to receive shares upon the attainment of specified time or performance goals. Performance bonus awards entitle participants to cash payments upon the attainment of specified performance goals.
Performance-Based Awards Intended to Satisfy Section 162(m) of the Code
The Committee may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code that are intended to be performance-based awards within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow, and free cash flow), cash flow return on capital, return on net assets, return on shareholders’ equity, return on assets, return on capital, shareholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share, and market share. These performance criteria may be measured in absolute terms, as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the Committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, if any, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Committee may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for any period.

Adjustments
Certain transactions, including but not limited to stock dividends, stock splits, combinations or exchanges of shares, mergers, consolidations or other distributions of Rentech assets to shareholders, may affect the shares or the share price of Rentech’s common stock. If any of these events occurs, the Committee will equitably adjust the aggregate number and kind of shares that may be issued under the Amended Plan, the number and kind of shares subject to outstanding awards, the terms and conditions of any outstanding awards and the grant or exercise price per share for any outstanding awards. In the event that any of the above transactions occurs, or any unusual or nonrecurring transactions or events affecting Rentech or changes in applicable laws, regulations or accounting principles occurs, and the Committee determines that an adjustment to the Amended Plan and any outstanding awards would be appropriate to prevent any dilution or enlargement of benefits under the Amended Plan, the Committee may, in such manner as it may deem equitable, (i) provide for termination of an award in exchange for cash or the replacement of an award with other rights or property, (ii) provide that an award be assumed or substituted by a successor entity, (iii) make adjustments in the number and type of shares of common stock subject to outstanding awards and to the terms and conditions of awards which may be granted in the future, (iv) provide that an award will be exercisable, payable or fully vested with respect to all shares covered thereby, or (v) provide that an award cannot vest, be exercised or become payable after such event.
In the event of a nonreciprocal transaction between Rentech and its shareholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number, kind or share price of Rentech common stock and causes a change in the per share value of the common stock underlying outstanding awards (any such transaction, an “Equity Restructuring”), the Committee will equitably adjust the number and type of securities subject to each outstanding award and the exercise or grant price thereof, and make any other equitable adjustments the Committee may in its discretion deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Amended Plan. In addition, the Committee has broad discretion to include such further provisions and limitations in any award as it may deem equitable and in Rentech’s best interest that are not inconsistent with the provisions of the Amended Plan.
Change in Control
If a change in control of Rentech occurs then, immediately prior to the change in control, awards outstanding under the Amended Plan that were granted prior to November 2, 2009 will become fully vested and exercisable and all forfeiture restrictions on such awards will lapse. In anticipation of a change in control, the Committee may cause all such awards to terminate at a specific time in the future, and may give each participant the right to exercise such awards during such period of time as the Committee determines.
With respect to awards outstanding under the Amended Plan that were granted on or after November 2, 2009, if a change in control of Rentech occurs, all such awards shall be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary thereof. In the event that the successor corporation or a parent or subsidiary thereof refuses to assume or substitute any such awards, then all such awards will fully vest, any restrictions thereon will lapse and, as applicable, such awards will become exercisable immediately prior to the consummation of the change in control. In anticipation of a change in control, all such awards will terminate upon the change in control in exchange for payment of the consideration payable in the change in control for such fully vested (and exercised, if applicable) award.

Transferability
Subject to exceptions for estate planning, no award under the Amended Plan may be (i) transferred other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order, unless and until such award has been exercised or the shares underlying such award have been issued and all restrictions applicable to such shares have lapsed or (ii) liable for the debts or contracts of the holder or his successors in interest or shall be subject to disposition by any legal or equitable proceedings, unless and until such award has been exercised or the shares underlying such award have been issued and all restrictions applicable to such shares have lapsed.
Amendment and Termination
The Committee, subject to approval of the Board, may terminate, amend, or modify the Amended Plan at any time; provided, that shareholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the Amended Plan or that results in a material increase in benefits or a change in eligibility requirements. In addition, no option or stock appreciation right may be amended to reduce the per share exercise price or base price, as applicable, of the shares subject to such option or stock appreciation right below the per share exercise price or base price, as applicable, as of the date the option or stock appreciation right was granted, and no option or stock appreciation right may be granted in exchange for other awards or cash, or in connection with, the cancellation or surrender of an option or stock appreciation right having a higher per share exercise price or base price, as applicable. No amendment shall extend the term of any outstanding option or stock appreciation right beyond ten years from the date of grant, or reduce an option’s exercise price or a stock appreciation right’s base price below the common stock’s fair market value on the date of the option or stock appreciation right grant. In no event may an award be granted pursuant to the Amended Plan on or after the tenth anniversary of the date the shareholders originally approve the Amended Plan.
Federal Income Tax Consequences
With respect to nonqualified stock options, Rentech is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and Rentech will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.
The current federal income tax consequences of other awards authorized under the Amended Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, Rentech will generally have a corresponding deduction at the time the participant recognizes income, subject to Code Section 162(m) with respect to covered employees.
To the greatest extent possible, awards granted under the Amended Plan are structured in a manner intended to avoid the imposition of taxes under Internal Revenue Code Section 409A, which governs the taxation of nonqualified deferred compensation, including certain equity awards, by complying with the requirements of Internal Revenue Code Section 409A or an available exemption from such requirements.

New Plan Benefits
The number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Amended Plan will be determined in the discretion of the Committee in the future, and the Committee has not made any determination to make future grants to any persons under the Amended Plan as of the date of this proxy statement. Therefore, it is not possible to determine the future benefits that will be received by participants under the Amended Plan. Furthermore, because all awards under the Amended Plan are discretionary, it is not possible to determine what awards would have been granted during the prior fiscal year had the Amended Plan been in effect at that time.
Certain tables in this proxy statement under the general heading “Compensation Discussion and Analysis,” including the Summary Compensation Table, Grants of Plan-Based Awards Table, Outstanding Equity Awards at Fiscal Year-End Table, Option Exercises and Stock Vested Table and Equity Compensation Plan Information Table set forth information with respect to prior awards granted to our individual named executive officers under the Plan and other stockholder-approved plans.
Stock Options Granted
In accordance with SEC rules, the table below sets forth summary information concerning the number of shares of our common stock subject to stock option grants made under the Plan to the individuals and groups indicated below since the inception of the Plan until March 15, 2011. As described above, it is not possible to determine the amount of stock options that will be received by participants under the Amended Plan.

Name and Position	Number of Shares Underlying Option Grants
D. Hunt Ramsbottom Chief Executive Officer	0
Dan J. Cohrs Chief Financial Officer	411,765
Douglas M. Miller Executive Vice President, Project Development	164,706
Harold A. Wright Senior Vice President and Chief Technology Officer	164,706
Colin M. Morris General Counsel	164,706
All current executive officers as a group	905,883
All current directors who are not executive officers as a group	415,500
Each nominee for election as a director
Michael S. Burke	41,500
Wesley K. Clark	20,000
Ronald M. Sega	41,500
Dennis L. Yakobson	141,500
Each associate of any such directors, executive officers or nominees	0
Each other person who received or is to receive 5% of such options, warrants or rights	0
All employees, including current officers who are not executive officers, as a group	1,400,294
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE PROPOSAL TO ADOPT THE AMENDED AND RESTATED 2009 INCENTIVE AWARD PLAN.

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)
(Proxy Item 3)
Background
The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.
Summary
We are asking our shareholders to provide advisory approval of the compensation of our Named Executive Officers or “NEOs”, which consist of our Chief Executive Officer, Chief Financial Officer and next three highest paid executive officers, as we have described it in the “Compensation Disclosure — Compensation Discussion and Analysis” section of this proxy statement and the related executive compensation tables. This advisory approval does not extend to the description of Mr. Penning’s compensation described therein, as his employment with our company terminated prior to the end of our most recently completed fiscal year. Our executive compensation programs are designed to enable us to recruit, retain and develop superior management talent, who are critical to our success. Such programs reward our NEOs for the achievement of specific annual and long-term goals, including overall company goals and the realization of increased shareholder value. The following is a summary of some of the key points of our executive compensation programs. We urge our shareholders to review the “Election of Directors (Proxy Item 1) — Compensation Discussion and Analysis” section of this proxy statement and executive-related compensation tables for more information.
We emphasize pay-for-performance and subject a considerable amount of our NEOs’ pay to Rentech’s performance. We seek to provide market-level salaries for our executives with the opportunity to exceed market levels for total compensation if short- and long-term performance exceeds expectations. Our executive compensation program is designed so that above-median compensation is awarded upon the attainment of exceptional performance.
Under our annual incentive plan, bonuses are awarded to management based on our company’s achievement of pre-determined performance goals. Target bonuses are awarded based on the attainment of these goals, with the opportunity to award actual bonuses lower than target if some or all of the goals are not achieved. For fiscal year 2010, the Board awarded actual bonuses less than target amounts because certain key performance goals either were not achieved or were achieved after the completion of the fiscal year, and other individual and company accomplishments were insufficient to outweigh the company’s inability to timely achieve these goals. Cash bonus awards for each of our NEOs in fiscal year 2010 were lower than those awarded in fiscal year 2009.
As further emphasis on Rentech’s pay-for-performance philosophy and commitment to aligning our executives’ compensation with the performance of our company and with the interests of our shareholders, we have developed and implemented a variety of long-term incentive equity awards that are contingent upon the achievement of performance requirements and that align management’s long-term compensation with shareholder returns, provide incentive to perform better than our peer companies, reward the achievement of specific milestones in the development of commercial projects using our technologies and encourage retention.
In fiscal year 2009, we did not grant any long-term incentive equity awards to our NEOs, with the exception of our Chief Financial Officer who received long-term incentive awards as part of his compensation package for joining the Company. In fiscal year 2010, more than 50% of the long-term incentive awards granted to each of our NEOs were performance-based equity awards that only vest in the event we successfully implement of our technologies in a commercial scale plant. We believe the successful implementation of our technologies in a commercial scale plant will significantly enhance the ability of the Company to deploy its technologies in additional plants and result in a significant increase in the value of the Company. Under the 2010 performance vesting awards, sixty percent (60%) of the performance-based RSUs vest upon the closing of financing for a project implanting our technologies, twenty percent (20%) vest upon completion of construction and initial operation of the project facility and twenty percent (20%) vest upon sustained operation of the project facility.

We believe that our compensation programs are closely aligned with the long-term interests of our shareholders. We believe that equity awards serve to align the interests of our executive officers with those of our shareholders by encouraging long-term performance. As such, equity awards are a key component of our executive compensation program. Our long-term incentives have been designed using a portfolio approach with a mix of awards and vesting requirements, including (i) grants of performance shares and RSUs with a variety of performance vesting provisions based on absolute share price appreciation, total shareholder return and the achievement of milestones in the development of commercial projects using our technologies and (ii) grants of RSUs and stock options that vest over three years.
We are committed to having strong governance standards with respect to our compensation program, procedures and practices. Pursuant to our commitment to strong governance standards, the Compensation Committee is comprised solely of independent directors. The Compensation Committee retains an independent compensation consultant to provide it with advice and guidance on Rentech’s executive compensation program design and evaluate our executive compensation. The Compensation Committee oversees and periodically assesses the risks associated with our company-wide compensation structure, policies and programs to determine whether such programs encourage excessive risk taking. We have implemented equity compensation grant procedures that comply with evolving best practices.
Recommendation
The Board believes that the information provided above and within the “Election of Directors (Proxy Item 1)” section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our shareholders’ interests to support long-term value creation.
The following resolution will be submitted for a shareholder vote at the Annual Meeting:
“RESOLVED, that the shareholders of Rentech approve, on an advisory basis, the compensation of Rentech’s named executive officers, excluding Mr. Penning, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion of the proxy statement.”
The say-on-pay vote is advisory, and therefore not binding on Rentech, the Compensation Committee or the Board.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION.
ADVISORY VOTE ON DETERMINING THE FREQUENCY OF SAY-ON-PAY (“FREQUENCY VOTE”)
(Proxy Item 4)
Background
The Dodd-Frank Act also enables our shareholders to indicate how frequently they believe we should seek an advisory vote on the compensation of our NEOs. We are seeking an advisory, non-binding determination from our shareholders as to the frequency with which shareholders would have an opportunity to provide an advisory approval of our executive compensation program. We are providing shareholders the option of selecting a frequency of one, two or three years, or abstaining.

Summary
While we will continue to monitor developments in this area, the Board currently plans to seek an advisory vote on executive compensation every three years. Our compensation program is designed to incent performance over not just the short term but also the long term, and shareholder input on executive compensation would be most useful if the effectiveness of our compensation program is evaluated and judged over a multi-year period. Additionally, a three-year vote cycle will provide the Board and Compensation Committee with sufficient time to consider the results of the advisory vote and to implement any changes to our compensation practices. A three-year cycle will also provide sufficient time for the implementation of any changes before shareholders must evaluate their effectiveness in conjunction with our related business results.
The Board’s determination was further based on the premise that this recommendation could be modified in future years if it becomes apparent that a different frequency is more appropriate.
Recommendation
Based on the factors discussed, the Board determined to recommend that future Say-on-Pay advisory votes occur every three years until the next frequency advisory vote. Shareholders are not being asked to approve or disapprove the Board’s recommendation, but rather to indicate their choice among the following frequency options: one year, two years or three years, or to abstain from voting.
The following resolution will be submitted for a shareholder vote at the Annual Meeting:
“RESOLVED, that the compensation of Rentech’s named executive officers, excluding Mr. Penning, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion, be submitted to an advisory vote of Rentech’s shareholders every: (i) one year, (ii) two years, or (iii) three years; with such alternative that receives the highest number of votes cast representing the vote of shareholders.”
This vote is advisory, and therefore not binding on Rentech, the Compensation Committee or the Board.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS SELECT EVERY “THREE YEARS” ON THE PROPOSAL RECOMMENDING THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION.
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proxy Item 5)
The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as Rentech’s independent registered public accounting firm for the fiscal year ending September 30, 2011, and has further directed that management submit the selection of PricewaterhouseCoopers LLP for ratification by the shareholders at the annual meeting of shareholders. PricewaterhouseCoopers LLP has audited Rentech’s financial statements since fiscal year 2009. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting of shareholders and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
Shareholder ratification of the selection of PricewaterhouseCoopers LLP as Rentech’s independent registered public accounting firm is not required by the By-laws or otherwise. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of corporate practice. If the shareholders fail to ratify the selection, the Audit Committee may reconsider whether or not to retain PricewaterhouseCoopers LLP in the future. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Rentech.
Ratification of the selection of PricewaterhouseCoopers LLP as Rentech’s independent registered public accounting firm will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS RENTECH’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDED SEPTEMBER 30, 2011.
SHAREHOLDER PROPOSALS
Proposals of shareholders intended to be presented at the annual meeting of shareholders held in 2012 must be received by Rentech’s corporate secretary on or before December 9, 2011 in order to be eligible for inclusion in Rentech’s proxy statement and form of proxy. However, if the date of next year’s annual meeting is changed by more than 30 days from the date of this year’s meeting, then the deadline for inclusion in the proxy will be a reasonable time before we begin to print and mail proxy materials for next year’s meeting. To be included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934.
Under Rentech’s By-laws, for business properly to be brought before the annual meeting of shareholders held in 2012, a shareholder must have given timely notice in proper written form to the Secretary of Rentech at the address set forth on the first page of this proxy statement in accordance with the then current provisions of Rentech’s By-laws. The By-laws currently require that such notice be delivered to or mailed and received at the principal executive offices of Rentech not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (i.e., no earlier than February 11, 2012 and no later than March 12, 2012). If, however, Rentech advances the date of the next annual meeting by more than 30 days or delays such date by more than 60 days, notice by the shareholder must be given not earlier than the close of business on the 90th day in advance of such meeting and not after the later of (i) the close of business on the 60th day prior to such meeting, or (ii) the tenth day following the first public announcement of the date of such meeting.
OTHER BUSINESS
Management does not know of any other matters to be brought before the annual meeting. If any other business items not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with the Board’s recommendation on those matters.
A copy of Rentech’s Annual Report for the year ended September 30, 2010 has been mailed to you concurrently with this proxy statement. The Annual Report is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. Rentech will provide upon written request, without charge to each shareholder of record as of the record date, a copy of the Annual Report on Form 10-K for the fiscal year ended September 30, 2010, as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by Rentech in furnishing such exhibits. Any such requests should be directed to Rentech’s principal executive offices at 10877 Wilshire Boulevard, Suite 600, Los Angeles, California 90024, Attention: Secretary.
As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to Rentech shareholders residing at the same address, unless such shareholders have notified us of their desire to receive multiple copies of the proxy statement. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies for this year or future years should be directed in writing Rentech’s principal executive offices at 10877 Wilshire Boulevard, Suite 600, Los Angeles, California 90024, Attention: Secretary, or by phone at 310-571-9800.
ALL SHAREHOLDERS ARE URGED TO VOTE BY TELEPHONE OR ELECTRONICALLY THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD, OR TO COMPLETE, SIGN, AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

March 31, 2011	By Order of the Board of Directors, Colin M. Morris Secretary

APPENDIX A
AMENDED AND RESTATED RENTECH, INC.
2009 INCENTIVE AWARD PLAN
ARTICLE 1.
PURPOSE
The purpose of the Amended and Restated Rentech, Inc. 2009 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Rentech, Inc. (the “Company”) by linking the personal interests of certain members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of certain members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. The Plan amends and restates in its entirety the Rentech, Inc. 2009 Incentive Award Plan (the “Original Plan”).
ARTICLE 2.
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.
2.2 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.
2.3 “Board” means the Board of Directors of the Company.
2.4 “Change in Control” means:
(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b) During any twelve-month period, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or Section 2.4(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the twelve-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii) After which no person or group beneficially owns voting securities representing 35% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 35% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
(d) The Company’s stockholders approve a liquidation or dissolution of the Company.
The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto. Notwithstanding anything herein or in any Award Agreement to the contrary, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation that is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5), in order to constitute a Change in Control for purposes of payment of such Award.
2.5 “Code” means the Internal Revenue Code of 1986, as amended, together with the regulations and other official guidance promulgated thereunder.
2.6 “Committee” means the committee of the Board described in Article 12.
2.7 “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.
2.8 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.
2.9 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5.
2.10 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time or, if no such plan is applicable to a Participant, as determined in the sole discretion of the Committee. Notwithstanding anything herein or in any Award Agreement to the contrary, if a Disability constitutes a payment event with respect to any Award which provides for a deferral of compensation that is subject to Section 409A of the Code, the Participant shall only experience a Disability hereunder for purposes of the payment of such Award if the Participant is “disabled” within the meaning of Treasury Regulation Section 1.409A-3(i)(4).

2.11 “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.3 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.
2.12 “DRO” means a “domestic relations order” as defined under Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.
2.13 “Effective Date” shall have the meaning set forth in Section 13.1.
2.14 “Eligible Individual” means any person who is an Employee, a Consultant or an Independent Director, as determined in the sole discretion of the Committee.
2.15 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.
2.16 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.
2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.18 “Fair Market Value” means, as of any given date, the value of a share of Stock determined as follows:
(a) If the Stock is listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or national market system, its Fair Market Value shall be the closing sales price for a share of Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Stock on the date in question, the closing sales price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(b) If the Stock is not listed on an established stock exchange or national market system, but the Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Stock on such date, the high bid and low asked prices for a share of Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(c) If the Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee in good faith.
2.19 “Full Value Award” means any Award other than an Option or other Award for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a payment from the Company).
2.20 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
2.21 “Independent Director” means a member of the Board who is not an Employee of the Company.
2.22 “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.

2.23 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.
2.24 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
2.25 “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.
2.26 “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Section 8.7, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.
2.27 “Performance Bonus Award” has the meaning set forth in Section 8.7.
2.28 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, achievement of milestones related to the development of projects utilizing the Company’s technologies, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.
2.29 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
2.30 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.
2.31 “Performance Share” means a right granted to a Participant pursuant to Section 8.1, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.
2.32 “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.
2.33 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.34 “Restatement Date” means [                    ], the date on which the Plan, as amended and restated, was approved by the Company’s stockholders.
2.35 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.
2.36 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.
2.37 “Securities Act” shall mean the Securities Act of 1933, as amended.
2.38 “Share Limit” shall have the meaning set forth in Section 3.1.
2.39 “Stock” means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.
2.40 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.
2.41 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the bonus, deferred compensation or other arrangement, granted pursuant to Section 8.4.
2.42 “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.
ARTICLE 3.
SHARES SUBJECT TO THE PLAN
3.1 Number of Shares.
(a) Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan is 24,500,000 (the “Share Limit”), all of which may be issued as Incentive Stock Options; provided, however, that the Share Limit shall be reduced by 1.5 shares for each share of Stock delivered in settlement of any Full Value Award that is granted on or after the Restatement Date. For the avoidance of doubt, shares of Stock delivered in settlement of any Full Value Award granted prior to the Restatement Date shall count against the Share Limit as 1 share.
(b) To the extent that an Award terminates, expires, or lapses for any reason or such Award is settled in cash, any shares of Stock subject to the Award shall, to the extent of such termination, expiration, forfeiture or cash settlement, be added back to the Share Limit. To the extent that shares of Stock are added back to the Share Limit in accordance with the preceding sentence, (i) each share of Stock added back in connection with the termination, expiration, forfeiture or cash settlement of a Full Value Award shall increase the Share Limit by 1.5 shares and (ii) each share of Stock added back in connection with the termination, expiration, forfeiture or cash settlement of an Award other than a Full Value Award shall increase the Share Limit by 1 share. Notwithstanding anything to the contrary contained herein, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall not again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Eligible Individual during a rolling three-year period (measured from the date of any grant) shall be 4,000,000 and the maximum amount that may be paid in cash during any calendar year with respect to any Performance-Based Award (including, without limitation, any Performance Bonus Award) shall be $2,000,000.
ARTICLE 4.
ELIGIBILITY AND PARTICIPATION
4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.
4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan. No individual who is not an Eligible Individual shall be granted any Award under this Plan.
4.3 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.
ARTICLE 5.
STOCK OPTIONS
5.1 General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:
(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(d), the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.
(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
(d) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.
5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Eligible Individuals who are Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the provisions of this Section 5.2.
(a) Expiration. Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:
(i) Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;
(ii) Six months after the Participant’s termination of employment as an Employee other than on account of the Participant’s Disability or death, provided, that any exercise of an Option more than three months after the Participant’s termination of employment as an Employee on account of the Participant’s Disability or death shall cause such Option to be treated as a Non-Qualified Stock Option; and
(iii) One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.
(b) Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
(c) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.
(e) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.
(f) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.
5.3 Granting of Options to Independent Directors. The Board may from time to time, in its sole discretion, and subject to the limitations of the Plan:
(a) Select from among the Independent Directors (including Independent Directors who have previously been granted Options under the Plan) such of them as in its opinion should be granted Options;
(b) Subject to Section 3.3, determine the number of shares of Stock that may be purchased upon exercise of the Options granted to such selected Independent Directors; and
(c) Subject to the provisions of this Article 5, determine the terms and conditions of such Options, consistent with the Plan.
Options granted to Independent Directors shall be Non-Qualified Stock Options.
ARTICLE 6.
RESTRICTED STOCK AWARDS
6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.
6.2 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.
6.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.
6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7.
STOCK APPRECIATION RIGHTS
7.1 Grant of Stock Appreciation Rights.
(a) A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.
(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted (or such greater value as the Committee shall determine at the time of grant of the Stock Appreciation Right) and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.
(c) The Committee shall determine the time or times a Stock Appreciation Right may be exercised in whole or in part; provided that the term of any Stock Appreciation Right granted under the Plan shall not exceed ten years.
7.2 Payment and Limitations on Exercise.
(a) Subject to Section 7.2(b), payment of the amounts determined under Section 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.
(b) To the extent any payment under Section 7.1(b) is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.
ARTICLE 8.
OTHER TYPES OF AWARDS
8.1 Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.
8.2 Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3 Dividend Equivalents.
(a) Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, to the extent that any dividend equivalents are credited with respect to shares of Stock underlying a Performance Share Award or Performance Stock Unit, such dividend equivalents shall be subject to the same vesting conditions applicable to the Performance Share Award or Performance Stock Unit in respect of which such dividend equivalents are credited and shall not be paid to the Participant holding such Award unless, until and to the extent that the Award vests.
(b) Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.
8.4 Stock Payments. Subject to Section 10.5(b), any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee; provided, that unless otherwise determined by the Committee, such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.
8.5 Deferred Stock. Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Subject to Section 10.5(b), stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.
8.6 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.
8.7 Performance Bonus Awards. Any Participant selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9.
8.8 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units shall be set by the Committee in its discretion.
8.9 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.10 Exercise upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments and Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.
8.11 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.
8.12 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.
ARTICLE 9.
PERFORMANCE-BASED AWARDS
9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.
9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.
9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.
9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.
ARTICLE 10.
PROVISIONS APPLICABLE TO AWARDS
10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.
10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary, unless and until such Award has been exercised, or the shares of Stock underlying such Award have been issued, and all restrictions applicable to such shares of Stock have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by the immediately following sentence. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a DRO, unless and until such Award has been exercised, or the shares of Stock underlying such Award have been issued, and all restrictions applicable to such shares of Stock have lapsed. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.
10.4 Beneficiaries. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5 Stock Certificates; Book Entry Procedures.
(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.
(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
10.6 Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.
ARTICLE 11.
CHANGES IN CAPITAL STRUCTURE
11.1 Adjustments.
(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock other than an Equity Restructuring, the Committee shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 above on the maximum number and kind of shares which may be issued under the Plan, adjustments of the award limits under Section 3.3 of the Plan and adjustments of the manner in which shares subject to Full Value Awards will be counted); (ii) the number and kind of shares of Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.

(b) In the event of any transaction or event described in Section 11.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1, the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;
(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(iii) To make adjustments in the number and type of shares of the Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;
(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(v) To provide that the Award cannot vest, be exercised or become payable after such event.
(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(a) and 11.1(b) above:
(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 11.1(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.
(ii) The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the award limits under Section 3.3 of the Plan and adjustments of the manner in which shares subject to Full Value Awards will be counted).
(d) The Committee may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(e) With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 11.1 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Committee determines that the Award should not so qualify. No adjustment or action described in this Section 11.1 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Award is not to comply with such exemptive conditions.
(f) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(g) No action shall be taken under this Section 11.1 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.
11.2 Acceleration Upon a Change in Control.
(a) With respect to an Award granted prior to November 2, 2009:
(i) Notwithstanding any provision to the contrary contained herein or in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs then, immediately prior to the Change in Control, all Awards outstanding under the Plan shall become fully vested and exercisable and all forfeiture restrictions on such Awards shall lapse. Subject to the foregoing, upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and may give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2(a), this Section 11.2(a) shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.
(b) With respect to an Award granted on or after November 2, 2009:
(i) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the surviving or successor corporation or a parent or subsidiary of the surviving or successor corporation.
(ii) In the event that the surviving or successor corporation in a Change in Control declines for any reason to assume or provide an equivalent substitute for any Award, as determined by the pre-Change in Control Committee in its sole discretion, the Committee shall cause all forfeiture restrictions applicable to such Award to lapse and such Award shall become fully vested and, as applicable, exercisable immediately prior to the consummation of such transaction. If an Award’s applicable forfeiture restrictions lapse and such Award becomes vested (and exercisable, as applicable) in lieu of assumption or substitution of an equivalent award in connection with a Change in Control, the Committee shall notify the Participant that the Award will be deemed to be exercised, if applicable, and, in any event, settled upon the occurrence of the Change in Control, and the Award shall terminate upon the Change in Control in exchange for payment of the consideration payable in the Change in Control for such fully vested (and exercised, if applicable) Award.

11.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.
ARTICLE 12.
ADMINISTRATION
12.1 Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, shall delegate administration of the Plan to a Committee. The Committee shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a Non-Employee Director and an “independent director” under the rules of the American Stock Exchange (or other principal securities market on which shares of Stock are traded). Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. Appointment of Committee members shall be effective upon acceptance of appointment. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b 3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.
12.2 Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
12.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:
(a) Designate Participants to receive Awards;
(b) Determine the type or types of Awards to be granted to each Participant;
(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;
(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(g) Decide all other matters that must be determined in connection with an Award;
(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and
(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.
12.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.
12.5 Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.
ARTICLE 13.
EFFECTIVE AND EXPIRATION DATE
13.1 Effective Date. The Original Plan was submitted to and approved by the Company’s stockholders on May 18, 2009. The Plan, as amended and restated, is effective as of the date on which the Company’s stockholders approve the Plan. The Plan, as amended and restated, will be deemed to be approved by the stockholders if a quorum is present at a stockholder meeting duly held in accordance with the applicable provisions of the Company’s Bylaws and the votes cast in favor of the Plan exceed the votes cast opposing the Plan. In the event that the Plan, as amended and restated, is not approved by the Company’s stockholders, then the Original Plan shall continue on its existing terms and conditions and the modifications to the Original Plan effected by this amendment and restatement shall not take effect.
13.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date, except that no Incentive Stock Options may be granted under the Plan after the earlier of the tenth anniversary of (i) the date the Plan is approved by the Board or (ii) the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14.
AMENDMENT, MODIFICATION, AND TERMINATION
14.1 Amendment, Modification, and Termination. Subject to Section 15.14, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), or (ii) results in a material increase in benefits or a change in eligibility requirements, and (c) no amendment to the Plan shall permit the Committee to grant Options or SARs with an exercise price or base price, as applicable, that is below Fair Market Value on the date of grant or to extend the exercise period for an Option or SAR beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, (A) no Option or SAR may be amended to reduce the per share exercise price or base price, as applicable, of the shares subject to such Option or SAR below the per share exercise price or base price as of the date the Option or SAR is granted, and (B) no Option or SAR may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or SAR having a higher per share exercise price or base price.
14.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 15.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.
ARTICLE 15.
GENERAL PROVISIONS
15.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.
15.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.
15.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.
15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.
15.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee and of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
15.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
15.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.
15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
15.10 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.
15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
15.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.
15.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California.

15.14 Section 409A. To the extent applicable, the Plan and all Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section; provided, however, that this Section 15.14 does not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action or to indemnify any Participant with regard to any such action or inaction.
* * * * *
I hereby certify that the foregoing Plan was duly authorized by the Board of Directors of Rentech, Inc. on March 14, 2011, subject to approval by its stockholders.
* * * * *
I hereby certify that the foregoing Plan was approved by the stockholders of Rentech, Inc. on [                    ].
Executed on this [                    ] day of [                    ].

Corporate Secretary

IMPORTANT INFORMATION CONCERNING THE RENTECH ANNUAL MEETING

Check-in begins: 9:00 am PDT Meeting begins: 10:00 am PDT
•	Rentech shareholders, including joint holders, as of the close of business on March 24, 2011, the record date for the annual meeting, are entitled to attend the annual meeting on May 11, 2011.
•	All shareholders and their proxies should be prepared to present photo identification for admission to the meeting
•
If you are a registered shareholder, an admission ticket is attached to your proxy card. Please detach and bring the admission ticket with you to the meeting. Shareholders who do not present admission tickets at the meeting will be admitted only upon verification of ownership.

•
If your shares are held in the name of your broker, bank, or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on March 24, 2011, the record date for voting.

•	Persons acting as proxies must bring a valid proxy from a record holder who owns shares as of the close of business on March 24, 2011.
•	Failure to present identification or otherwise comply with the above procedures will result in exclusion from the meeting.
•	Meeting attendees will not be permitted to bring cameras, mobile phones, recording equipment, electronic devices or large bags, briefcases or packages to the meeting.
•
During the Annual Meeting the Secretary will report on the matters set forth in the Notice of the Meeting and remarks about the Company will be provided by the management. Shareholders will have the opportunity to submit questions in writing to management up through the conclusion of the management presentation.

•	Please allow ample time for check-in.
THANK YOU FOR YOUR INTEREST AND SUPPORT—YOUR VOTE IS IMPORTANT!
Directions to the Sheraton Gateway Los Angeles Hotel:
From the Los Angeles International Airport:
Go east on Century Blvd. for less than one mile. Complimentary Airport Shuttle is provided to the hotel.
From Downtown Los Angeles:
Take the CA-110 South to the I-105 West toward the Los Angeles Airport. Take exit 2A toward La Cienega/Aviation Blvd. Turn left onto West Imperial Highway. Turn right onto Aviation Blvd and then make a slight left onto West Century Blvd.
From Orange County:
Take the I-405 North toward Santa Monica and then take the Century Blvd. exit toward the Los Angeles Airport. Turn left onto West Century Blvd.

[Logo]
RENTECH, INC. 10877 Wilshire Boulevard, Suite 600 Los Angeles, California 90024	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote “FOR” the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominees(s) on the line below.
1.	Election of Directors	☐	☐	☐
Nominees
01 Michael S. Burke 02 Gen. Wesley K. Clark 03 John A. Williams 04 Dennis L. Yakobson

The Board of Directors recommends you vote “FOR” proposals 2 and 3:		For	Against	Abstain

2.	Adoption of Amended and Restated 2009 Incentive Award Plan.	☐	☐	☐

3.	Advisory vote on executive compensation (“Say-On-Pay”).	☐	☐	☐

The Board of Directors recommends you vote “3 YEARS” on the following proposal:		1 year	2 years	3 years	Abstain

4.	Advisory vote on determining the frequency of Say-On-Pay (“Frequency Vote”).	☐	☐	☐	☐

The Board of Directors recommends you vote “FOR” the following proposal:		For	Against	Abstain

5.	Ratification of selection of independent registered public accounting firm.	☐	☐	☐
Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name, by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Ticket for Admission to
2011 Rentech Annual Shareholders Meeting

Time:	10:00 am PDT, May 11, 2011

Place:	Sheraton Gateway Los Angeles Hotel, 6101 W. Century Boulevard, Los Angeles, California

Admission:	This ticket will admit shareholder. Ticket for one guest can be requested upon admission to the annual meeting. Valid admission ticket and government issued picture identification required to enter meeting.
Detach along perforated lines and retain ticket for admission to Annual Meeting

PROXY	Rentech, Inc.	PROXY
Annual Meeting of Shareholders—May 11, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned shareholder(s) of Rentech, Inc., a Colorado corporation, hereby acknowledge(s) receipt of the Proxy Statement dated March 31, 2011, and hereby appoint(s) Colin M. Morris, D. Hunt Ramsbottom, and Dan J. Cohrs, and each of them, proxy and attorney-in-fact, with full of substitution, on behalf and in the name of the undersigned at the Annual Meeting of Shareholders of Rentech, Inc., to be held at the Sheraton Gateway Los Angeles Hotel, 6101 W. Century Boulevard, Los Angeles, California on Wednesday, May 11, 2011 at 10:00 am (PDT) and at any adjournment or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side.
This proxy will be voted as specified by you. If no choice is specified, the proxy will be voted according to the recommendations of the Board of Directors indicated on the reverse side, and according to the discretion of the Board of Directors for any other matters that may properly come before the meeting or any postponement or adjournment thereof.
PLEASE MARK, SIGN AND DATE THIS PROXY AND VOTE
BY ONE OF THE METHODS DESCRIBED ON THE REVERSE SIDE.

(Continued, and to be signed and dated, on the reverse side)